UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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OCUGEN, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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263 Great Valley Parkway
Malvern, PA 19355
2022 ANNUAL MEETING OF STOCKHOLDERS
To be Held on June 7, 2022
April 28, 2022
Dear Stockholder:
We are pleased to invite you to attend Ocugen, Inc.'s 2022 Annual Meeting of Stockholders (the "Annual Meeting"), which will be held virtually via live audio webcast on Tuesday, June 7, 2022, at 8:00 a.m. Eastern Time.
Details regarding admission to the Annual Meeting and the business to be conducted are more fully described in the accompanying Notice of the 2022 Annual Meeting (the "Notice") and the 2022 Annual Meeting Proxy Statement (the "Proxy Statement").
The meeting can be accessed by visiting www.virtualshareholdermeeting.com/OCGN2022, where you will be able to listen to the meeting live, submit questions, and vote online. There will be no physical location for stockholders to attend. The Notice and Proxy Statement will serve as your guide to the business to be conducted at the Annual Meeting and provide details on the virtual meeting format. As always, we encourage you to vote your shares prior to the Annual Meeting.
Your vote is important. Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible. Please refer to the section entitled "How Your Shares Will Be Voted" beginning on page 2 of the Proxy Statement for a description of how to vote in advance of the Annual Meeting. If you have any questions with respect to voting, please email us at IR@ocugen.com.
Sincerely,

Shankar Musunuri, Ph.D., MBA
Chairman of the Board and Chief Executive Officer
THIS PROXY STATEMENT AND ENCLOSED PROXY CARD ARE
FIRST BEING MAILED TO STOCKHOLDERS ON OR ABOUT APRIL 28, 2022

NOTICE OF ANNUAL MEETING
Dear Stockholders:
You are invited to attend Ocugen, Inc.'s Annual Meeting on Tuesday, June 7, 2022, at 8:00 a.m. Eastern Time.
This year's Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted via live audio webcast. In light of the ongoing COVID-19 outbreak, for the safety of our stockholders, we have decided that the Annual Meeting will be held in a virtual format only, via the Internet, with no physical in-person meeting. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/OCGN2022. You will also be able to vote your shares electronically at the Annual Meeting.
At the Annual Meeting, stockholders will vote:
•to elect the two director nominees that are set forth in the attached Proxy Statement to serve as Class II directors, whose terms will expire in 2025;
•to ratify the selection of Ernst & Young LLP ("Ernst & Young") as our Independent Registered Public Accounting Firm for the 2022 fiscal year; and
•to approve, on an advisory basis, the compensation of our Named Executive Officers.
Stockholders will also transact any other business that may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

ANNUAL MEETING INFORMATION:

Date:	Tuesday, June 7, 2022

Time:	8:00 a.m. Eastern Time

Location:	The meeting can be accessed by visiting www.virtualshareholdermeeting.com/OCGN2022, where you will be able to listen to the meeting live, submit questions, and vote online. There will be no physical location for stockholders to attend.

Record Date:	Wednesday, April 20, 2022

Your vote matters. Whether or not you plan to attend the Annual Meeting, please ensure that your shares are represented by voting, signing, dating, and returning your proxy in the enclosed envelope, which requires no postage if mailed in the United States.

By Order of the Board of Directors

/s/ Shankar Musunuri
Shankar Musunuri, Ph.D., MBA
Chairman of the Board and Chief Executive Officer
April 28, 2022
IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS. THIS PROXY STATEMENT AND THE PROXY CARD ARE BEING MAILED TO OUR STOCKHOLDERS ON OR ABOUT APRIL 28, 2022. IN ACCORDANCE WITH THE RULES OF THE U.S. SECURITIES AND EXCHANGE COMMISSION, WE ARE ADVISING OUR STOCKHOLDERS OF THE AVAILABILITY ON THE INTERNET OF OUR PROXY MATERIALS RELATED TO OUR FORTHCOMING ANNUAL MEETING. BECAUSE WE HAVE ELECTED TO UTILIZE THE "FULL SET DELIVERY" OPTION, WE ARE DELIVERING TO ALL STOCKHOLDERS PAPER COPIES OF ALL OF THE PROXY MATERIALS, AS WELL AS PROVIDING ACCESS TO THOSE PROXY MATERIALS ON A PUBLICLY ACCESSIBLE WEBSITE. THIS PROXY STATEMENT AND OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2021 ARE AVAILABLE TO HOLDERS OF OUR COMMON STOCK AT WWW.PROXYVOTE.COM.

SUMMARY INFORMATION
To assist you in reviewing this year's proposals, we call your attention to the following proxy summary. This is only a summary; please review this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (the "2021 Annual Report") in full.
General Annual Meeting Information

Date:	Tuesday, June 7, 2022

Time:	8:00 a.m. Eastern Time

Location:	The meeting can be accessed by visiting www.virtualshareholdermeeting.com/OCGN2022, where you will be able to listen to the meeting live, submit questions, and vote online. There will be no physical location for stockholders to attend.

Record Date:	Wednesday, April 20, 2022

Voting Matters and Voting Recommendations

Proposal	For More Information	Board of Directors' (the "Board") Recommendation
Item 1: Election of Class II Directors for a Three-Year Term Expiring in 2025 Uday B. Kompella, Ph.D. and Marna C. Whittington, Ph.D.	Page 43	✓ FOR Each Nominee
Item 2: Ratification of Appointment of Ernst & Young as our Independent Registered Public Accounting Firm for 2022	Page 44	✓ FOR
Item 3: Approval, on an advisory basis, of the compensation of our Named Executive Officers	Page 45	✓ FOR
Our Director Nominees
You are being asked to vote on the election of Uday B. Kompella, Ph.D. and Marna C. Whittington, Ph.D. as Class II directors, each to serve for a three-year term expiring at our 2025 Annual Meeting of Stockholders. The size of our Board is currently set at eight members and is divided into three classes, each of which has a three-year term. Class I and Class II currently consist of three directors, while Class III consists of two directors. As previously disclosed in our Current Report on Form 8-K filed on March 23, 2022, Manish Potti, a current Class II director, has notified the Board that he will not stand for re-election as a Class II director at the Annual Meeting. Accordingly, Mr. Potti has not been named as a nominee for election in this Proxy Statement. Following the Annual Meeting and Mr. Potti's departure from the Board, the size of our Board will be decreased from eight to seven members and Class II will consist of two directors.
The term of office of our Class II directors expires at the Annual Meeting. We are nominating Uday B. Kompella, Ph.D. and Marna C. Whittington, Ph.D. for election at the Annual Meeting to serve until the 2025 Annual Meeting of Stockholders and until their successors, if any, are elected or appointed, or upon their earlier death, resignation, retirement, disqualification, or removal. Directors are elected by a plurality of the votes cast by our stockholders at the Annual Meeting. If no contrary indication is made, shares represented by executed proxies will be voted FOR the election of Uday B. Kompella, Ph.D. and Marna C. Whittington, Ph.D. Each nominee has agreed to serve as a director if elected, and we have no reason to believe that any nominee will be unable to serve.

Notice of Annual Meeting of Stockholders and 2022 Proxy Statement | i

SUMMARY INFORMATION (continued)

					Committee Memberships
Name	Age	Director Since	Occupation	Independent	AC	CC	NCGC	STC	Other Current Public Company Boards
Uday B. Kompella, Ph.D.	55	2019	Professor	Yes			M	M	None

Marna C. Whittington, Ph.D.	74	2022	Director	Yes					Macy's Inc., Phillips 66, and Oaktree Capital Group, LLC

AC = Audit Committee	CC = Compensation Committee		NCGC = Nominating and Corporate Governance Committee			STC = Science and Technology Committee			M = Member
CORPORATE GOVERNANCE SUMMARY FACTS
The following table summarizes our current Board structure and key elements of our corporate governance framework:

Governance Item
Size of the Board (set by the Board)	Eight (seven following the Annual Meeting)

Number of Independent Directors	Seven (six following the Annual Meeting)

Independent Chairman of the Board	No

Board Self-Evaluation	Annual

Review of Independence of the Board	Annual

Independent Directors Meet Without Management Present	Yes

Voting Standard for Election of Directors in Uncontested Elections	Plurality

Diversity of Board Background, Experience, and Skills	Yes

Notice of Annual Meeting of Stockholders and 2022 Proxy Statement | ii

PROXY STATEMENT
This Proxy Statement, with the enclosed proxy card, is being furnished to stockholders of Ocugen, Inc. (the "Company") in connection with the solicitation by our Board of proxies to be voted at our Annual Meeting and at any postponements or adjournments thereof. The Annual Meeting will be held virtually via live webcast on Tuesday, June 7, 2022, at 8:00 a.m. Eastern Time.
THIS PROXY STATEMENT AND THE ENCLOSED PROXY CARD ARE FIRST BEING MAILED TO OUR STOCKHOLDERS ON OR ABOUT APRIL 28, 2022. IN ACCORDANCE WITH THE RULES OF THE U.S. SECURITIES AND EXCHANGE COMMISSION, WE ARE ADVISING OUR STOCKHOLDERS OF THE AVAILABILITY ON THE INTERNET OF OUR PROXY MATERIALS RELATED TO OUR FORTHCOMING ANNUAL MEETING. BECAUSE WE HAVE ELECTED TO UTILIZE THE "FULL SET DELIVERY" OPTION, WE ARE DELIVERING TO ALL STOCKHOLDERS PAPER COPIES OF ALL OF THE PROXY MATERIALS, AS WELL AS PROVIDING ACCESS TO THOSE PROXY MATERIALS ON A PUBLICLY ACCESSIBLE WEBSITE. THIS PROXY STATEMENT AND OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2021 ARE AVAILABLE TO HOLDERS OF OUR COMMON STOCK AT WWW.PROXYVOTE.COM.

Notice of Annual Meeting of Stockholders and 2022 Proxy Statement | iii

GENERAL INFORMATION ABOUT THE MEETING
PROXY SOLICITATION
Our Board is soliciting your vote on matters that will be presented at the Annual Meeting and at any adjournment or postponement thereof. This Proxy Statement contains information on these matters to assist you in voting your shares.
This Proxy Statement and the proxy card are first being mailed to our stockholders on or about April 28, 2022. In accordance with the rules of the U.S. Securities and Exchange Commission (the "SEC"), we are advising our stockholders of the availability on the Internet of our proxy materials related to our forthcoming Annual Meeting. Because we have elected to utilize the "full set delivery" option, we are delivering to all stockholders paper copies of all of the proxy materials, as well as providing access to those proxy materials on a publicly accessible website. This Proxy Statement and our 2021 Annual Report are available to holders of our common stock at www.proxyvote.com.
STOCKHOLDERS ENTITLED TO VOTE
All stockholders of record of our common stock at the close of business on April 20, 2022 (the "Record Date"), are entitled to receive the Notice and to vote their shares at the Annual Meeting. As of the Record Date, 215,662,171 shares of our common stock were outstanding. Each share is entitled to one vote on each matter properly brought to the Annual Meeting.
ATTENDING THE ANNUAL MEETING
We will be hosting the Annual Meeting live via audio webcast. Any stockholder can attend the Annual Meeting live online at www.virtualshareholdermeeting.com/OCGN2022. If you were a stockholder as of the Record Date, or you hold a valid proxy for the Annual Meeting, you can vote at the Annual Meeting. A summary of the information you need to attend the Annual Meeting online is provided below:
•Instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/OCGN2022.
•Assistance with questions regarding how to attend and participate via the Internet will be provided at www.virtualshareholdermeeting.com/OCGN2022 on the day of the Annual Meeting.
•The webcast will start on June 7, 2022, at 8:00 a.m. Eastern Time.
•You will need your 16-digit control number to enter the Annual Meeting.
•Stockholders may submit questions while attending the Annual Meeting via the Internet.
•Webcast replay of the Annual Meeting will be available until June 7, 2023.
To attend and participate in the Annual Meeting, you will need the 16-digit control number included in the Notice, on your proxy card, or on the instructions that accompanied your proxy materials. If your shares are held in "street name," you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker. If you lose your 16-digit control number, you may join the Annual Meeting as a "Guest" but you will not be able to vote, ask questions, or access the list of stockholders as of the Record Date.
During the virtual Annual Meeting, you may only submit questions in the question box provided at www.virtualshareholdermeeting.com/OCGN2022. We will respond to as many inquiries at the virtual Annual Meeting as time allows.
We will have technicians ready to assist you with any technical difficulties you may have while accessing the virtual Annual Meeting website. If you encounter any difficulties accessing the virtual Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted on the Annual Meeting website's log-in page.

Notice of Annual Meeting of Stockholders and 2022 Proxy Statement | 1

GENERAL INFORMATION ABOUT THE MEETING (continued)

VOTING METHODS
You may vote at the Annual Meeting by voting online during the live audio webcast or you may cast your vote in any of the following ways:
HOW YOUR SHARES WILL BE VOTED
In each case, your shares will be voted as you instruct. If you return a signed card, but do not provide voting instructions, your shares will be voted FOR each of the proposals. If you are the record holder of your shares, you may revoke or change your vote any time before the proxy is exercised. To do so, you must do one of the following:
•Vote over the Internet at www.proxyvote.com or by telephone as instructed above. Only your latest Internet or telephone vote is counted. You may not revoke or change your vote over the Internet at www.proxyvote.com or by telephone after 11:59 p.m. Eastern Time on June 6, 2022.
•Sign a new proxy card and submit it by mail, which must be received no later than June 6, 2022. Only your latest dated proxy card will be counted.
•Attend the Annual Meeting at www.virtualshareholdermeeting.com/OCGN2022 and vote online during the live audio webcast. Attending the Annual Meeting will not by itself revoke a previously granted proxy.
•Give our Corporate Secretary written notice at IR@ocugen.com before or at the meeting that you want to revoke your proxy.
If your shares are held by your broker, bank, or other holder of record as a nominee or agent (i.e., the shares are held in "street name"), you should follow the instructions provided by your broker, bank, or other holder of record.
Deadline for Voting. The deadline for voting by telephone or Internet at www.proxyvote.com is 11:59 p.m. Eastern Time on June 6, 2022. If you are a registered stockholder and attend the meeting, you may also vote online during the Annual Meeting at www.virtualshareholdermeeting.com/OCGN2022.
BROKER VOTING AND VOTES REQUIRED FOR EACH PROPOSAL
If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the "beneficial owner" of shares held in street name. The Notice has been forwarded to you by your broker, bank, or other holder of record who is considered the stockholder of record of those shares. As the beneficial owner, you may direct your broker, bank, or other holder of record on how to vote your shares by using the proxy card included in the materials made available or by following their instructions for voting on the Internet.
A broker non-vote occurs when a broker or other nominee that holds shares for another does not vote on a particular item because the nominee does not have discretionary voting authority for that item and has not received instructions from the beneficial owner of the shares. The following table summarizes how broker non-votes and abstentions are treated with respect to our proposals:

Notice of Annual Meeting of Stockholders and 2022 Proxy Statement | 2

GENERAL INFORMATION ABOUT THE MEETING (continued)

Proposal	Votes Required	Treatment of Abstentions and Broker Non-Votes	Broker Discretionary Voting
Item 1: Election of Class II Directors for a Three-Year Term Expiring in 2025	Plurality of the votes cast	Abstentions and broker non-votes will not be taken into account in determining the outcome of the proposal	No
Item 2: Ratification of Appointment of Ernst & Young as our Independent Registered Public Accounting Firm for 2022	Majority of the shares present, in person or represented by proxy at the meeting, and entitled to vote	Abstentions will have the effect of a vote "AGAINST" the proposal Brokers have discretion to vote on this proposal and so we do not expect there to be broker non-votes with respect to this proposal	Yes
Item 3: Approval, on an advisory basis, of the compensation of our Named Executive Officers	Majority of the shares present, in person or represented by proxy at the meeting, and entitled to vote	Abstentions will have the effect of a vote "AGAINST" the proposal and broker non-votes will not be taken into account in determining the outcome of the proposal	No
QUORUM
We must have a quorum to conduct business at the Annual Meeting. A quorum consists of the presence at the meeting either online during the live audio webcast or represented by proxy of the holders of a majority of the voting power of our outstanding shares of common stock entitled to vote generally in the election of directors. For the purpose of establishing a quorum, abstentions, including brokers holding customers' shares of record who cause abstentions to be recorded at the meeting, and broker non-votes are considered stockholders who are present and entitled to vote, and count toward the quorum. If there is no quorum, the holders of a majority of shares present at the meeting in person or represented by proxy or the chairman of the meeting may adjourn the meeting to another date.
PROXY SOLICITATION COSTS
We pay the cost of soliciting proxies. Proxies will be solicited on behalf of the Board by mail, telephone and other electronic means, or in person. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks, and other agents for the cost of forwarding proxy materials to beneficial owners.

Notice of Annual Meeting of Stockholders and 2022 Proxy Statement | 3

BOARD OF DIRECTORS
Our Board has nominated Uday B. Kompella, Ph.D. and Marna C. Whittington, Ph.D. for election as Class II directors at our Annual Meeting to hold office until our 2025 Annual Meeting of Stockholders.
Our Board is our ultimate decision-making body, except with respect to those matters reserved to the stockholders. Our Board selects the members of our senior management team, who in turn are responsible for our day-to-day operations. Our Board acts as an advisor and counselor to senior management and oversees their performance.

Our Board consists of directors divided into three classes, with each class holding office for a three-year term. Manish Potti, a current Class II director, has notified the Board that he will not stand for re-election as a Class II director at the Annual Meeting. Accordingly, Mr. Potti has not been named as a nominee for election in this Proxy Statement. Uday B. Kompella, Ph.D. and Marna C. Whittington, Ph.D. have been nominated by our Board for election at the Annual Meeting for three-year terms that will expire at the 2025 Annual Meeting of Stockholders and until their successors, if any, are elected or appointed, or upon their earlier death, resignation, retirement, disqualification, or removal. Each of the nominees has agreed to be named and to serve, and we expect each nominee to be able to serve if elected. If any nominee is unable to serve, the Nominating and Corporate Governance Committee of our Board ("Nominating and Corporate Governance Committee") will recommend to our Board a replacement nominee. The Board may then designate the other nominee to stand for election. If you voted for the unavailable nominee, your vote will be cast for their replacement.
BOARD COMMITMENT TO DIVERSITY
Board diversity and inclusion is critical to our success. While we do not have a formal policy on Board diversity, the Board is committed to building a Board that consists of the optimal mix of skills, expertise, and diversity capable of effectively overseeing the execution of our business and meeting our evolving needs, with diversity reflecting gender, age, race, ethnicity, background, professional experience, and perspectives. The Nominating and Corporate Governance Committee considers the value of diversity on the Board in evaluating director nominees. Accordingly, the Nominating and Corporate Governance Committee's evaluation of director nominees includes consideration of their ability to contribute to the diversity of personal and professional experiences, opinions, perspectives, and backgrounds of the Board. As presently constituted, the Board represents a deliberate mix of members who have a deep understanding of our business as well as members who have different skill sets and points of view. We are particularly proud of the gender and ethnic diversity of our Board, which includes three Board members who self-identify as female, including the chairs of the Compensation Committee of our Board ("Compensation Committee") and the Science and Technology Committee of our Board ("Science and Technology Committee"), and six Board members who self-identify as ethnically diverse.

BOARD STRUCTURE AND COMPOSITION
As presently constituted, the Board represents a deliberate mix of members who have a deep understanding of our business, as well as members who have different skill sets and points of view. The recently adopted listing requirements of The Nasdaq Stock Market LLC ("Nasdaq") requires each listed company to have, or explain why it does not have, two diverse directors on the board, including at least one diverse director who self-identifies as female and at least one diverse director who self-identifies as an underrepresented minority or LGBTQ+. Our current Board composition is in compliance with this requirement. The matrix below provides certain highlights of the composition of our Board based on self-identification. Each of the categories listed in the matrix below has the meaning as it is used in Nasdaq Listing Rule 5605(f).

Board Diversity Matrix (As of the Record Date)
Total Number of Directors	8
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	3	5	—	—

Part II: Demographic Background
African American or Black	—	—	—	—

Alaskan Native or Native American	—	—	—	—

Asian	1	5	—	—

Notice of Annual Meeting of Stockholders and 2022 Proxy Statement | 4

BOARD OF DIRECTORS (continued)

Board Diversity Matrix (As of the Record Date, continued)
Part II: Demographic Background (continued)
Hispanic or Latinx	—	—	—	—

Native Hawaiian or Pacific Islander	—	—	—	—

White	2	—	—	—

Two or More Races or Ethnicities	—	—	—	—

LGBTQ+	—	—	—	—

Did Not Disclose Demographic Background	—	—	—	—

CRITERIA FOR BOARD MEMBERSHIP
The Nominating and Corporate Governance Committee has identified certain criteria it will consider in identifying director nominees. Important general criteria and considerations for Board membership include:
•Nominees should have a reputation for integrity, honesty, and adherence to high ethical standards;
•Nominees should demonstrate business acumen, experience, and ability to exercise sound judgment in matters that relate to our current and long-term objectives and should be willing and able to contribute positively to our decision-making process;
•Nominees should have a commitment to understand us and our industry and to regularly attend and participate in meetings of the Board and the Committees of the Board (the "Committees");
•Nominees should have the interest and ability to understand our sometimes conflicting interests of the various constituencies, which may include stockholders, employees, customers, governmental units, creditors, and the general public, and to act in the interest of all stockholders;
•Nominees should not have, nor appear to have, a conflict of interest that would impair the nominee's ability to represent our interests and the interests of our stockholders and to fulfill the responsibilities of a director;
•Nominees shall not be discriminated against on the basis of race, religion, national origin, sex, sexual orientation, disability, or any other basis proscribed by law. The value of diversity on the Board should be considered; and
•Nominees should have the potential to serve on the Board for at least five years.
In each of the director nominee and continuing director biographies that follow, we highlight the specific experience, qualifications, attributes, and skills that led the Board to conclude that the director nominee or continuing director should serve on our Board.
DIRECTOR NOMINEES
CLASS II DIRECTORS — PRESENT TERMS EXPIRING AT THE ANNUAL MEETING AND PROPOSED TERMS TO EXPIRE IN 2025

Uday B. Kompella, Ph.D.
Age: 55	Committee Memberships: Nominating and Corporate Governance Committee; Science and Technology Committee
Director Since: 2019	Other Public Directorships: None
Uday B. Kompella, Ph.D., has served as a member of our Board since September 2019. Dr. Kompella has served as a Co-Founder and as a member of the board of directors of Ocugen OpCo, Inc. ("OpCo"), our wholly owned subsidiary, since September 2013, when he and Dr. Musunuri co-founded OpCo. Dr. Kompella has served as a Professor of Pharmaceutical Sciences, Ophthalmology, and Bioengineering at the University of Colorado — Anschutz Medical Campus since March 2008. He is a Fellow of the American Association of Pharmaceutical Scientists and The Association for Research in Vision and Ophthalmology, Inc. and serves as the Editor-in-Chief for the journal, Expert Opinion on Drug Delivery. He is also an editor for

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BOARD OF DIRECTORS (continued)
the journals Pharmaceutical Research and the Journal of Ocular Pharmacology and Therapeutics. Dr. Kompella obtained his undergraduate degree from the Birla Institute of Technology and Science, a Master's degree in Pharmaceutical Engineering from Jadavpur University, and a Ph.D. in Pharmaceutical Science from the University of Southern California.
Skills & Qualifications: Our Board believes Dr. Kompella's deep experience with our business as a Co-Founder of OpCo and his academic experience in pharmaceutical sciences and ophthalmology provides him with the qualifications and skills to serve on our Board.

Marna C. Whittington, Ph.D.
Age: 74	Committee Memberships: None
Director Since: 2022	Other Public Directorships: Macy's Inc.; Phillips 66; Oaktree Capital Group, LLC

Marna C. Whittington, Ph.D., has served as a member of our Board since March 2022. Dr. Whittington was the Chief Executive Officer of Allianz Global Investors Capital from 2001 until her retirement in January 2012. From 2002 to 2011, she was Chief Operating Officer of Allianz Global Investors, the parent company of Allianz Global Investors Capital. Prior to that, she was Managing Director and Chief Operating Officer of Morgan Stanley Investment Management. Dr. Whittington started in the investment management industry in 1992, joining Philadelphia-based Miller Anderson & Sherrerd. Previously, she was Executive Vice President and Chief Financial Officer of the University of Pennsylvania, and earlier, Secretary of Finance for the State of Delaware. Dr. Whittington currently serves as a director of Macy's, Inc., Phillips 66, and Oaktree Capital Group, LLC. She holds a Master's and Ph.D. in Quantitative Methods from the University of Pittsburgh and a Bachelor of Arts in Mathematics from the University of Delaware.
Skills & Qualifications: Our Board believes Dr. Whittington's extensive leadership and public company experience provides her with the qualifications and skills to serve on our Board.
CONTINUING DIRECTORS
CLASS III DIRECTORS — TERMS EXPIRING AT THE 2023 ANNUAL MEETING OF STOCKHOLDERS

Kirsten Castillo
Age: 49	Committee Memberships: Compensation Committee (Chair); Nominating and Corporate Governance Committee
Director Since: 2020	Other Public Directorships: ACV Auctions Inc.
Kirsten Castillo has over 20 years of supply chain and logistics experience, having held multiple supply chain leadership roles at a spin-off company of 3M Company, where she led multiple major acquisitions and integrations for the company. During her tenure at Logistics Planning Services, a privately held transportation and logistics services company, where she served as Chief Executive Officer, the company achieved aggressive growth plans which ultimately resulted in the sale of the business to GlobalTranz Enterprises, Inc., a strategic buyer in the third-party logistics sector. She stayed on through the transition as Chief Operating Officer and was responsible for all company operations including regional branches in North America and Mexico, delivering $1.6 billion in revenue before stepping down to pursue new opportunities. Ms. Castillo is committed to the advancement of women and served as the Vice President of Engagement for Advancing Women's Excellence in Supply Chain, Operations, Management, and Education from September 2019 to December 2021. She has served on the board of The Marvin Companies and ACV Auctions Inc. since April 2019 and October 2020, respectively. She also sits on the board of various non-profit organizations, including the Fuqua Center for Entrepreneurship and Innovation at Duke University and United Way of Washington County — East. Ms. Castillo received her Bachelor's of Science from the University of Minnesota and her Global Executive Master's of Business Administration from the Fuqua School of Business at Duke University.
Skills & Qualifications: Our Board believes that Ms. Castillo's expertise in business operations and logistics and her leadership experience provides her with the qualifications and skills to serve on our Board.

Prabhavathi Fernandes, Ph.D., FIDSA
Age: 73	Committee Memberships: Science and Technology Committee (Chair); Compensation Committee; Audit Committee
Director Since: 2020	Other Public Directorships: OpGen, Inc.

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BOARD OF DIRECTORS (continued)
Prabhavathi Fernandes, Ph.D., FIDSA, has more than 35 years of pharmaceutical discovery, development, and management experience in large and small pharmaceutical companies. Dr. Fernandes has held executive leadership positions at Bristol-Myers Squibb Pharmaceutical Research Institute ("BMS"), Abbott Laboratories, and The Squibb Institute for Medical Research. After leaving BMS, she founded and led four biotechnology and contract research organization companies as President, Chief Executive Officer, and Director of each of these companies. Prior to her retirement in December 2016, she led Cempra, Inc. for 11 years as its Founder, Chief Executive Officer, and Chief Scientist. Dr. Fernandes currently serves as the Chairperson of both, the National Biodefense Science Board and the Scientific Advisory Committee of the Global Antibiotic Research and Development Partnership, a joint initiative of Drugs for Neglected Diseases and the World Health Organization. Dr. Fernandes also serves on the board of directors for OpGen, Inc., a publicly traded precision medicine company. Dr. Fernandes received her Bachelor's of Science in Biology and Chemistry from Bangalore University, her Master's of Science in Microbiology and Biochemistry from Madras University, and her Ph.D. in Microbiology and Biochemistry from Thomas Jefferson University.
Skills & Qualifications: Our Board believes Dr. Fernandes' extensive experience in the pharmaceutical and biotechnology space provides her with the qualifications and skills to serve on our Board.
CLASS I DIRECTORS — TERMS EXPIRING AT THE 2024 ANNUAL MEETING OF STOCKHOLDERS

Shankar Musunuri, Ph.D., MBA
Age: 58	Committee Memberships: None
Director Since: 2019	Other Public Directorships: None
Shankar Musunuri, Ph.D., MBA, has served as Chairman of the Board and as our Chief Executive Officer since September 2019. Dr. Musunuri has served as a Co-Founder and Executive Chairman of the board of directors of OpCo since September 2013 and has additionally served as OpCo's Chief Executive Officer since May 2015. Dr. Musunuri was the Founder, President, Chief Executive Officer, and a board member of Nuron Biotech, Inc. from April 2010 to May 2013. Previously, Dr. Musunuri spent nearly fifteen years at Pfizer Inc. ("Pfizer") where he had held various positions of increasing leadership and responsibility. Prior to Pfizer, Dr. Musunuri worked for Amylin Pharmaceuticals, LLC. from 1993 to 1996. Dr. Musunuri obtained his Bachelor's of Pharmacy from the Birla Institute of Technology and Science, Pilani, a Master's of Business Administration from Duke University's Fuqua School of Business, and a Ph.D. in Pharmaceutical Sciences from the University of Connecticut. He serves on the Advisory Board of Fuqua Center for Entrepreneurship and Innovation at Duke University.
Skills & Qualifications: Our Board believes Dr. Musunuri's perspective and history as our Co-Founder and Chief Executive Officer, as well as his executive, operational, and commercial expertise qualify him to serve on our Board.

Ramesh Kumar, Ph.D.
Age: 66	Committee Memberships: Audit Committee (Chair); Nominating and Corporate Governance Committee
Director Since: 2019	Other Public Directorships: None
Ramesh Kumar, Ph.D., has served as a member of our Board since September 2019. Dr. Kumar has served as a director of OpCo since June 2019. He co-founded Onconova Therapeutics, Inc. ("Onconova") in 1998 and served as its Chief Executive Officer and a member of its board from December 1998 to February 2019 and as its President from 1998 to June 2018. Dr. Kumar transitioned to an Advisory role with Onconova in January 2019. He has held positions in research and development and management at Princeton University, BMS, DNX Corporation (later Nextran, a subsidiary of Baxter International Inc.), and Kimeragen, Inc. (later ValiGene S.A.), where he served as President of the Genomics and Transgenics Division. Dr. Kumar obtained Bachelor's and Master's degrees in Microbiology from Panjab University and received his Ph.D. in Molecular Biology from the University of Illinois, Chicago and trained at the National Cancer Institute.
Skills & Qualifications: Our Board believes Dr. Kumar's extensive senior executive and public company experience, and familiarity with the pharmaceutical industry qualify him to serve on our Board.

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BOARD OF DIRECTORS (continued)

Junge Zhang, Ph.D.
Age: 55	Committee Memberships: Nominating and Corporate Governance Committee (Chair); Compensation Committee
Director Since: 2019	Other Public Directorships: None
Junge Zhang, Ph.D., has served as a member of our Board since September 2019. Dr. Zhang has served as a member of the board of directors of OpCo since May 2015. Dr. Zhang has served as the Co-Founder and Chairman of Biopeptek Pharmaceuticals LLC ("Biopeptek"), a custom peptide manufacturing company, since its founding in 2011. Dr. Zhang is also a Co-Founder and Chief Executive Officer of Mainline Biosciences Inc., a drug discovery and development company, and a Co-Founder and Chairman of Mainline Scientific LLC, a medical instrument company, since 2015 and 2017, respectively. Prior to co-founding Biopeptek, Dr. Zhang was with the Janssen Pharmaceutical division of Johnson & Johnson from October 2002 to April 2011. Before joining Johnson & Johnson, Dr. Zhang was a Senior Chemist at Eisai Co., Ltd. USA from December 1997 to October 2002. Dr. Zhang earned a Ph.D. in Analytical Chemistry from Drexel University, a Master's of Science in Chemistry from the University of Louisiana, and a Bachelor's of Science in Material Science from Wuhan University of Technology in China.
Skills & Qualifications: Our Board believes Dr. Zhang's extensive senior management experience in the pharmaceutical industry provides him with the qualifications and skills to serve on our Board.
BOARD OVERSIGHT OF COMPANY CULTURE AND ENVIRONMENTAL, SOCIAL, AND GOVERNANCE ("ESG") HIGHLIGHTS
The Board is committed to fostering a strong culture of compliance and ethical conduct and has structured its Committees and their activities to support this commitment. The Board supports management's promotion of a corporate culture of integrity, ethical behavior, and compliance with laws and regulations, and to ensure that our culture and strategy are aligned. The Board expects all directors, as well as officers and employees, to conduct themselves in a manner consistent with our Code of Business Ethics and Conduct (the "Code of Conduct") and our values. The Board believes that a strong culture of integrity, ethics, and compliance is fundamental to the conduct of our business, and is necessary for effective risk management, maintaining investor trust, and successful corporate governance.
In fiscal year 2021, our notable ESG highlights include:
•Our focus on further cultivating inclusion, advancing environmental sustainability, and promoting healthier lives for our employees and communities;
•Our commitment to becoming a more environmentally friendly workplace and taking efforts to reduce our use of plastic internally;
•Our employees' acknowledgement and adherence to several policies including our Whistleblower Policy and Insider Trading Policy covering Anti-Hedging and Anti-Pledging prohibited practices;
•Our expansion of our footprint by recruiting an additional 41 team members, thereby increasing total employee headcount from January 1, 2021 to December 31, 2021 by 315%. We value the diversity of our employees and take pride in our commitment to diversity and inclusion across all levels of our organizational structure and with respect to our Board. We continue to focus on expanding our commitment to diversity and inclusion across our entire workforce, including working with managers to develop strategies for building diverse teams and promoting the advancement of employees from diverse backgrounds; and
•Our sponsorship of and participation in the Foundation for Fighting Blindness' Annual Philadelphia Vision Walk. We anticipate we will continue to support the Foundation for Fighting Blindness in alignment with our mission to deliver new options for people facing disease.

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CORPORATE GOVERNANCE AND RISK MANAGEMENT
We are committed to good corporate governance and integrity in our business dealings. Our governance practices are documented in our Sixth Amended and Restated Certificate of Incorporation, as amended (the "Charter"), our Amended and Restated Bylaws (the "Bylaws"), our Code of Conduct, our Corporate Governance Guidelines, and the charters of the Committees. Aspects of our governance documents are summarized below. You can find the charter for the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee and our Code of Conduct on our website at www.ocugen.com under "Investors."
We have a written set of corporate governance guidelines that are designed to help ensure effective corporate governance of our Company. Our corporate governance guidelines cover topics including, but not limited to, director responsibilities, director qualification standards, director access to management and independent advisors, director compensation, director orientation, and continuing education, the periodic evaluations of our Board and its Committees, and succession planning. Succession planning of our Board is critical to our success. Our goal is to achieve a Board that provides us with effective oversight through the appropriate balance of diversity of perspectives, experience, expertise, and skills. Our corporate governance guidelines are reviewed periodically by the Nominating and Corporate Governance Committee to assess the adequacy of the corporate governance guidelines and recommend any proposed changes to the Board. The corporate governance guidelines are amended by our Board when appropriate. The full text of our corporate governance guidelines is available on our website at www.ocugen.com under "Investors."
Our Board's role in risk oversight is consistent with our leadership structure, with management having day-to-day responsibility for assessing and managing our risk exposure and our Board actively overseeing management of our risks — both at the Board and Committee level. The risk oversight process includes receiving regular reports from each of the Committees and our executive officers to enable our Board to understand our risk identification, risk management, and risk mitigation strategies with respect to areas of potential material risk, including operations (including cyber-security), finance, legal, regulatory, strategic, and reputational risk.
Our Board focuses on the overall risks affecting us. Each Committee has been delegated the responsibility for the oversight of specific risks that fall within its area of responsibility. For example:
•The Audit Committee of our Board ("Audit Committee") oversees management of financial reporting, compliance, and litigation risks, including risks related to our insurance, information technology, cybersecurity, human resources, and regulatory matters, as well as the steps management has taken to monitor and control such exposures.
•The Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation policies, plans, and arrangements and the extent to which those policies, plans, and arrangements increase or decrease our risk.
•The Nominating and Corporate Governance Committee manages risks associated with the independence of our Board, potential conflicts of interest, and the effectiveness of our Board.
•The Science and Technology Committee is responsible for overseeing and assessing business development opportunities to further diversify, strengthen, and unify our product portfolio.
While each Committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through Committee reports about such risks. Matters of significant strategic risk are considered by our entire Board.
BOARD INDEPENDENCE
Under Nasdaq's listing standards, a majority of the members of a listed company's board of directors must qualify as "independent," as affirmatively determined by the board of directors. Our Board consults with our counsel to ensure that the Board's determinations are consistent with all relevant securities and other laws and regulations regarding the definition of "independent," including those set forth in pertinent Nasdaq listing standards, as in effect from time to time.
Our Board has determined that all of our directors, except for Dr. Musunuri, are "independent" directors, as defined under the rules of Nasdaq. In making such determination, our Board considered the relationships that each such non-employee director has with us and all other facts and circumstances that our Board deemed relevant in determining their independence, including the beneficial ownership of our common stock by each non-employee director. Our independent directors generally meet in an executive session at each regularly scheduled Board meeting.

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CORPORATE GOVERNANCE AND RISK MANAGEMENT (continued)
BOARD LEADERSHIP STRUCTURE
Our Board should remain free to configure the leadership of our Board and the Company in the way that best serves our interests at the time and, accordingly, has no fixed policy with respect to combining or separating the responsibilities of the Chairman of the Board and the Chief Executive Officer. Dr. Shankar Musunuri, our Chief Executive Officer, currently serves as the Chairman of the Board. Combining the roles of Chief Executive Officer and Chairman of the Board fosters accountability, effective decision-making, and alignment between interests of the Board and management.
Our Board may, but is not required to, appoint a Lead Independent Director, who shall be selected by a majority of our independent directors and who shall preside over executive sessions of the Board. As of the date of this Proxy Statement, the Board has not appointed a Lead Independent Director. The Nominating and Corporate Governance Committee will periodically assess our Board's leadership structure and whether the leadership structure is appropriate given our specific characteristics or circumstances.
BOARD COMMITTEES AND MEMBERSHIP
Our Board has established various Committees to assist in discharging its duties: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee, and the Science and Technology Committee. Each member of our Committees is an "independent director" as defined by the SEC and Nasdaq. Each of the Committees has the authority, as its members deem appropriate, to engage legal counsel, other experts, or consultants in order to assist the Committee in carrying out its responsibilities. The Nominating and Corporate Governance Committee is responsible for overseeing periodic self-evaluations of the Board to determine whether our Board and its Committees are functioning effectively. Each Committee also conducts periodic self-evaluations of their own performance and reports their conclusions to our Board.
The Committee memberships and primary responsibilities of each Committee are as follows:

Director		Independent	Board	AC	CC	NCGC	STC
Shankar Musunuri, Ph.D., MBA		No	C

Ramesh Kumar, Ph.D.		Yes	M	C		M

Junge Zhang, Ph.D.		Yes	M		M	C

Uday B. Kompella, Ph.D.		Yes	M			M	M

Marna C. Whittington, Ph.D.		Yes	M

Kirsten Castillo		Yes	M		C	M

Prabhavathi Fernandes, Ph.D., FIDSA		Yes	M	M	M		C

Manish Potti (1)		Yes	M	M

(1) Mr. Potti will not be standing for re-election as a Class II director at the Annual Meeting.

AC = Audit Committee	CC = Compensation Committee	NCGC = Nominating and Corporate Governance Committee	STC = Science and Technology Committee		C = Chair	M = Member
Audit Committee
The Audit Committee assists our Board by providing oversight of our financial management, Independent Registered Public Accounting Firm, and accounting and financial reporting processes, as well as other matters as directed by the Board or the Audit Committee Charter.

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CORPORATE GOVERNANCE AND RISK MANAGEMENT (continued)
Among other things, the Audit Committee's responsibilities include:
•having sole discretion and direct responsibility for appointing, evaluating, retaining, compensating, overseeing, evaluating, and, when necessary, terminating our engagement with our Independent Registered Public Accounting Firm;
•discussing with management and the Independent Registered Public Accounting Firm our annual and quarterly financial statements and related disclosures and pre-approving all audit services;
•establishing and overseeing compliance with our procedures governing treatment of complaints concerning our accounting, internal accounting controls, or auditing matters, and submissions of confidential and anonymous employee concerns regarding accounting or auditing matters;
•reviewing our Code of Conduct, including assessing the adequacy of the Code of Conduct and recommending any proposed changes to the Board, and our compliance with applicable legal requirements, as well as any litigation or material government investigations, and making corresponding reports to the Board;
•overseeing our risk assessment and risk management processes and the guidelines and procedures to implement such processes;
•reviewing and ratifying all related person transactions, based on the standards set forth in our Related Party Transactions Policy; and
•preparing the Audit Committee Report required to be included in our annual proxy statement.
The members of our Audit Committee are Dr. Kumar (Chair), Dr. Fernandes, and Mr. Potti. All members of our Audit Committee are deemed "independent" and financially literate under the applicable rules and regulations of the SEC and Nasdaq. Dr. Kumar and Mr. Potti also qualify as an "audit committee financial expert" within the meaning of SEC regulations.
Compensation Committee
The Compensation Committee reviews the performance and development of our management in achieving corporate goals and objectives and ensures that our executive officers (including our Chief Executive Officer) are compensated effectively in a manner consistent with our strategy, competitive practice, and stockholder interests, as well as such other matters as directed by our Board or the Compensation Committee Charter. Among other things, the Compensation Committee's responsibilities include:
•reviewing and recommending to our Board the terms of any binding offer letters, employment agreements, termination agreements or arrangements, change in control agreements, indemnification agreements, and other material agreements that we execute with the Chief Executive Officer, as well as reviewing and approving the terms of any such letters, arrangements, or agreements that we execute with any executive officer;
•overseeing the evaluation of our executive officers and preparing assessments of their performance to be discussed periodically with the Board;
•annually reviewing and making recommendations to the Board for approval of our Chief Executive Officer's and other executive officers' compensation level (including salary, bonus, incentive compensation, severance arrangements, change in control benefits, and other forms of executive officer compensation);
•reviewing and making recommendations to the Board regarding director compensation, including all forms of paid cash compensation and all forms of equity compensation granted to members of the Board;
•reviewing and making recommendations to the Board regarding incentive compensation and equity-based plans, as well as approving employee benefit plans pursuant to which stock options or restricted stock units ("RSUs") may be acquired by officers, directors, employees, or consultants;
•administering, or where appropriate, overseeing the administration of, executive and equity compensation plans, and other compensation and benefit plans that are adopted by us from time to time; and
•determining stock ownership guidelines for our Chief Executive Officer and other executive officers and monitoring compliance with guidelines, if deemed advisable by the Board or the Compensation Committee.
Our Compensation Committee may, in its sole discretion, retain or obtain the advice of compensation consultants, legal counsel, or other advisors, after taking into consideration applicable factors affecting independence that are specified under Nasdaq and SEC regulations. Our Compensation Committee is directly responsible for the appointment, compensation, and

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CORPORATE GOVERNANCE AND RISK MANAGEMENT (continued)
oversight of the work of any retained compensation consultant, legal counsel, and other advisors, and is empowered, without further action by our Board, to determine and require us to pay such compensation to any compensation consultant, legal counsel, and other advisor retained by the Compensation Committee. Our Chief Executive Officer annually reviews the performance of each of the other executive officers, including the other Named Executive Officers (as defined in "Compensation Discussion and Analysis"). He then recommends annual merit salary adjustments and any changes in annual or long-term incentive opportunities for other executives. The Compensation Committee considers our Chief Executive Officer's recommendations in addition to data and recommendations presented by our executive compensation consultant.
In June 2018, the Compensation Committee retained Aon Consulting, Inc. (the "Prior Compensation Consultant"), an independent compensation consulting firm, to review and recommend changes to our directors' compensation. The Prior Compensation Consultant served solely at the pleasure of the Compensation Committee and their fees were approved by the Compensation Committee. In July 2021, the Compensation Committee changed compensation consultants and engaged the services of Frederic W. Cook & Co., Inc. ("FW Cook") to provide executive compensation consulting services. FW Cook presented a summary executive compensation report to the Compensation Committee, which included data about the compensation paid by the companies included in our peer group (see "Compensation Discussion and Analysis") and other employers who compete with us for executives. Additionally, FW Cook has updated the Compensation Committee on new developments in areas that fall within the Compensation Committee's jurisdiction, and is available to advise the Compensation Committee regarding all of its responsibilities. FW Cook serves solely at the pleasure of the Compensation Committee and their fees are approved by the Compensation Committee.
The members of our Compensation Committee are Ms. Castillo (Chair), Dr. Fernandes, and Dr. Zhang. Our Board has determined that all Compensation Committee members are independent under Nasdaq's listing standards, and that they are "non-employee directors" for purposes of Rule 16b-3 under the Securities and Exchange Act of 1934, as amended (the "Exchange Act").
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee identifies qualified individuals for membership on the Board, recommends to the Board the director nominees to fill vacancies on the Board and to stand for election at each annual meeting of stockholders, develops and recommends to the Board a set of corporate governance guidelines for the Board, and provides oversight of the corporate governance affairs of the Board, as well as such other matters as directed by the Board or the Nominating and Corporate Governance Committee Charter. Among other things, our Nominating and Corporate Governance Committee's responsibilities include:
•periodically reviewing and adopting procedures regarding director candidates proposed by stockholders;
•retaining and terminating any search firm used to identify director nominees, approving the search firm's fees and other retention terms, and authorizing our payment of compensation to any such search firm without further action by the Board;
•identifying, recommending, and evaluating candidates, including candidates submitted by stockholders, for election to the Board and recommending to the Board (i) nominees to fill vacancies or new positions on the Board and (ii) the slate of nominees to stand for election by our stockholders at each annual meeting of stockholders;
•developing and recommending to the Board corporate governance guidelines, and periodically reviewing and recommending any necessary or appropriate changes to such guidelines;
•recommending to the Board (i) directors to be appointed to or to fill vacancies on each of our Committees; and (ii) director independence determinations for the Board as a whole and each of our Committees;
•periodically assessing the appropriate size, composition, and leadership structure of the Board as a whole, the needs of the Board and the respective Committees of the Board, and the qualification of director candidates in light of these needs;
•overseeing annual self-evaluations of the Board to determine whether it and its Committees are functioning effectively, as well as determining the nature of the evaluation, supervising the conduct of the evaluation, and preparing an assessment of the Board's performance to be discussed with the Board;
•reviewing the adequacy of the Charter and Bylaws and recommending to the Board, as conditions dictate, amendments for consideration by the stockholders; and
•reviewing plans for the development, retention, and succession of our executive officers.

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CORPORATE GOVERNANCE AND RISK MANAGEMENT (continued)
The Nominating and Corporate Governance Committee is responsible for identifying individuals that the Committee believes are qualified to serve as Board members, as described above in "Board of Directors — Board Structure and Composition." Although the Nominating and Corporate Governance Committee has not established a formal policy regarding the consideration of diversity in identifying director nominees, the criteria for individuals qualified to serve as Board members as set forth in our Corporate Governance Guidelines includes diversity as a factor for consideration. The Nominating and Corporate Governance Committee considers candidates proposed by our stockholders and reviews and evaluates available information regarding candidates proposed by stockholders and applies the same criteria, and follows substantially the same process in considering them, as it does in considering other candidates.
The members of our Nominating and Corporate Governance Committee are Dr. Zhang (Chair), Ms. Castillo, Dr. Kompella, and Dr. Kumar. Our Board has determined that all Nominating and Corporate Governance Committee members are independent as set forth in Nasdaq's listing standards.
Science and Technology Committee
The Science and Technology Committee's focus is to identify and assess business development opportunities that diversify and strengthen our product candidate portfolio. The Science and Technology Committee's scientific expertise will actively provide direction to us in efforts to continue to expand on our mission of offering innovative solutions for unmet needs within healthcare. Among other things, our Science and Technology Committee's responsibilities include:
•identifying, reviewing, and recommending to our Board opportunities to grow and diversify our product portfolio;
•assessment of our current programs within preclinical and clinical stages in an effort to recommend strategic opportunities or changes to our portfolio to the Board;
•periodically providing updates to the Board regarding market trends, competitive analysis, and scientific innovation that are of relevance to us; and
•participating in due diligence efforts and contributing a scientific perspective to assess business development opportunities.
The members of our Science and Technology Committee are Dr. Fernandes (Chair) and Dr. Kompella. Our Board has determined that all Science and Technology Committee members are independent as set forth in Nasdaq's listing standards.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
During 2021 and as of the date of this Proxy Statement, none of the members of the Compensation Committee was or is one of our officers or employees, and none of our executive officers have served or are serving on the compensation committee or on the board of directors of any company that employed or employs any member of our Compensation Committee or Board.
BOARD AND STOCKHOLDER MEETING ATTENDANCE
During 2021, the Board met eight times, the Audit Committee met five times, the Compensation Committee met nine times, and the Nominating and Corporate Governance Committee met four times. The Science and Technology Committee did not hold a meeting in 2021 as it was formed in December 2021.
Each Board member attended 75% or more of the aggregate number of meetings of the Board and of the Committees on which he or she served, held during the portion of the last fiscal year for which he or she was a director or Committee member.
Directors are encouraged, but not required, to attend our annual meeting of stockholders. All of the directors attended the 2021 Annual Meeting of Stockholders, except Dr. Whittington who was appointed to the Board in March 2022.
EVALUATING BOARD EFFECTIVENESS
The Board is committed to continuous improvement and annual self-evaluations are an important tool for evaluating effectiveness. The Board and each Committee conducts a rigorous annual self-evaluation of their performance and effectiveness.

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CORPORATE GOVERNANCE AND RISK MANAGEMENT (continued)

Process begins	Evaluation	Presentation of evaluation results	Follow-up
The Nominating and Corporate Governance Committee initiates and oversees the Board evaluation process, which is conducted at the end of the calendar year.

Each Committee conducts an initial evaluation of its own effectiveness.

During the evaluation process, the Nominating and Corporate Governance Committee assesses several factors, including:
•director independence and qualifications to serve on the various Committees; and
•Committee chair assignments and membership rotations.

The Nominating and Corporate Governance Committee also reviews the effectiveness of the overall evaluation process and considers whether to conduct the evaluation through an external third-party provider.

In 2021, the Nominating and Corporate Governance Committee determined to conduct the evaluation process by electronic questionnaire.
		The results of the Board and Committees' evaluations are presented, in executive session, at a subsequent Board and Committee meeting, as appropriate.	Any results requiring additional consideration are addressed at future Board and Committee meetings, as appropriate.
CODE OF CONDUCT
We have a written Code of Conduct that applies to our directors and employees, including our executive officers. The Code of Conduct covers fundamental ethical and compliance-related principles and practices such as accurate accounting records and financial reporting, avoiding conflicts of interest, protection and use of our property, compliance with legal and regulatory requirements, and internal reporting procedures for violations of the Code of Conduct. The Code of Conduct is available on our website at www.ocugen.com and any amendments to the Code of Conduct, or any waivers of its requirements, will be disclosed on our website or in a Current Report on Form 8-K, which we will file with the SEC.
Only the Board may waive any specific provisions of the Code of Conduct for directors and executive officers. The Chief Accounting Officer and Senior Vice President, Finance, has been designated as the Compliance Officer, and may waive any specific provision of this Code of Conduct for employees other than a director and executive officer. In the event of an approved waiver involving the conduct of a director or executive officer, appropriate and prompt disclosure, including disclosure of the reasons for the waiver, must be made to our stockholders as required by applicable laws and stock exchange rules. The Audit Committee shall be responsible for monitoring compliance with the Code of Conduct and shall assess the adequacy of the Code of Conduct periodically and recommend any changes to the Code of Conduct to the Board for approval.
INSIDER TRADING POLICY
In March 2021, we adopted a revised insider trading policy that applies to all of our employees, including our executive officers, and directors. The policy, among other things, prohibits (i) trading in call or put options involving our securities and other derivative securities; (ii) engaging in short sales of our securities; (iii) holding our securities in a margin account or pledging our securities to secure margin or other loans; and (iv) all forms of hedging or monetization transactions, such as zero-cost collars and forward sale contracts.

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CORPORATE GOVERNANCE AND RISK MANAGEMENT (continued)
FAMILY RELATIONSHIPS
There are no family relationships among any of our directors or executive officers.
POLICIES AND PROCEDURES FOR RELATED PARTY TRANSACTIONS
Our Board has adopted a Related Party Transactions Policy setting forth the policies and procedures for the review and approval or ratification of related party transactions. This policy covers any financial transactions, arrangements, or relationships, or any series of similar transactions, arrangements, or relationships, in which we were or are to be a participant, where the amount involved exceeds the lesser of (i) $120,000 in any twelve-month period or (ii) 1% of the average of our assets at the end of the last two fiscal years and in which any related person had, has, or will have a direct or indirect material interest. Our management is responsible for determining whether a transaction is a related party transaction subject to our policy, and upon subject determination, is responsible for disclosing the material facts concerning the transaction and the related party's interest in our transaction to our Audit Committee. In reviewing and approving any such transactions, our Audit Committee is required to consider all available relevant facts and circumstances with respect to the transaction and shall evaluate all available options, including ratification, revision, or termination of the transaction. All of the transactions described under "Certain Relationships and Related Party Transactions" were either approved or ratified in compliance with our Related Party Transactions Policy.
Stockholder Communication
The Board will give appropriate attention to written communications that are submitted by stockholders and other interested parties and will respond if and as appropriate.

How to Communicate with our Directors	By mail: The Corporate Secretary Ocugen, Inc. 263 Great Valley Parkway Malvern, PA 19355

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DIRECTOR COMPENSATION
We have designed and implemented our compensation program for our non-employee directors to attract, motivate, and retain individuals who are committed to our values and goals and who have the expertise and experience that we need to achieve those goals.
DIRECTOR COMPENSATION PROGRAM
The following non-employee director compensation program for 2021 was approved by our Board in December 2020, pursuant to recommendations from the Prior Compensation Consultant (based on benchmarking against companies then included in our peer group):
•Initial Equity Grant. An initial grant of stock options to purchase 180,000 shares of common stock, vesting monthly over three years, subject to continued service on the Board.
•One-Time Catch-Up Initial Equity Grant. A one-time grant of stock options to purchase 126,000 shares of common stock, vesting monthly in equal installments over three years, subject to continued service on the Board, was granted to all non-employee directors on January 1, 2021. The rationale for this one-time grant was based on the Board's review of a benchmarking analysis provided by the Prior Compensation Consultant which found the prior initial equity grant of stock options to purchase 54,000 shares of common stock was positioned substantially below peers. This one-time grant was therefore intended to align our then current non-employee directors with the approved 2021 adjustments to the non-employee director compensation program, which provides new non-employee directors with initial stock option grants with respect to 180,000 shares of common stock.
•Annual Equity Grant. An annual grant of stock options to purchase 90,000 shares of common stock, granted on the date of our 2021 Annual Meeting of Stockholders, and vesting at the earlier of the one-year anniversary of the grant date or the next Annual Meeting of Stockholders, subject to continued service on the Board. The annual equity grant for 2021 was subsequently revised, as further described below.
•Cash Retainers. Annual cash retainers for service on the Board and Committees of the Board, or for service as a Chair of such Committees, paid in four quarterly installments as described below.

2021 Compensation Category	Amount
Annual Base Cash Retainer	$40,000

Additional Committee Chair Compensation

Audit Committee:	$17,000

Compensation Committee:	$12,500

Nominating and Corporate Governance Committee:	$8,000

Additional Committee Membership Compensation:

Audit Committee:	$8,500

Compensation Committee:	$6,250

Nominating and Corporate Governance Committee:	$4,000

In June 2021, the Compensation Committee determined not to award the above-described annual equity grant to non-employee directors for 2021 on the date of our 2021 Annual Meeting of Stockholders, because its view was that equity compensation to non-employee directors should be reevaluated in light of changes to the then-current market price of our stock.
In December 2021, in connection with the revised non-employee director compensation policy and in place of the annual equity grant to non-employee directors for 2021, the Board approved true up equity grants to non-employee directors consisting of 16,335 options with a grant date fair value of $100,000, which vest in equal monthly installments over three years, subject to the grantee's continued service on the Board.
In December 2021, the Compensation Committee recommended to the Board updates to the non-employee director compensation program. This recommendation was based on FW Cook's competitive review of our non-employee director

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DIRECTOR COMPENSATION (continued)
compensation compared to our peer group and market trends. Among other updates, the Board determined that fixed-value director equity grants eliminate fluctuations in compensation value related to short-term changes in our stock price. The recommended updates, which reflect the compensation program for non-employee directors in fiscal year 2022, were approved by the Board in December 2021, as follows:
•Initial Equity Grant. Initial grant of stock options to purchase shares of common stock with a grant date fair value of $285,000, vesting monthly over three years, subject to continued service on the Board.
•Annual Equity Grant. Annual grant of stock options with a grant date value of $285,000. Such stock options will be granted on the date of our Annual Meeting, and will vest at the earlier of the one-year anniversary of the grant date or the next Annual Meeting of Stockholders, subject to continued service on the Board.
•Cash Retainers. Cash retainers (still to be paid in four quarterly installments) were revised as follows:

2022 Compensation Category	Amount
Annual Base Cash Retainer	$40,000

Additional Committee Chair Compensation

Audit Committee:	$20,000

Compensation Committee:	$15,000

Nominating and Corporate Governance Committee:	$10,000

Science and Technology Committee:	$15,000

Additional Committee Membership Compensation:

Audit Committee:	$10,000

Compensation Committee:	$7,500

Nominating and Corporate Governance Committee:	$5,000

Science and Technology Committee:	$7,500

2021 DIRECTOR COMPENSATION
The following table provides summary information regarding the 2021 compensation earned by our non-employee directors. Dr. Musunuri did not receive any additional compensation for his service as Chairman of our Board. Dr. Musunuri's compensation as an employee is described under "Executive Compensation" below.

Name	Fee Earned or Paid in Cash	Stock Option Awards (1)	Total
Uday B. Kompella, Ph.D.	$44,000	$255,981	$299,981

Ramesh Kumar, Ph.D.	$61,000	$255,981	$316,981

Manish Potti	$48,500	$255,981	$304,481

Junge Zhang, Ph.D.	$54,252	$255,981	$310,233

Kirsten Castillo	$52,750	$255,981	$308,731

Prabhavathi Fernandes, Ph.D., FIDSA	$46,621	$255,981	$302,602

(1) Amounts represent the grant date fair value of option awards, computed in accordance with the Financial Accounting Standards Board Accounting Standards Codification ("ASC") Topic 718: Compensation—Stock Compensation ("ASC 718"). For a discussion of the assumptions we employ in determining the grant date fair value of stock option awards, please see Item

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DIRECTOR COMPENSATION (continued)
7. "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our 2021 Annual Report. The aggregate number of stock options outstanding on December 31, 2021 was 196,335 each for Ms. Castillo and Dr. Zhang, 173,835 for Dr. Kumar, 162,835 for Dr. Fernandes, 156,335 for Dr. Kompella, and 123,335 for Mr. Potti.
Amendment of Potti Stock Options. Mr. Potti, a current Class II director, has notified the Board that he will no longer serve as a director of the Board or on any Committee of the Board, effective as of the date of the Annual Meeting. Mr. Potti's resignation from the Board is for personal reasons and did not result from any disagreements with us on matters relating to our operations, policies, or practices. In recognition of Mr. Potti's past service and contributions to us, the Board amended the terms of Mr. Potti's outstanding stock options to purchase our common stock, such that (i) the post-termination exercise period for each stock option was increased from three months to six months following the date of separation, and (ii) otherwise unvested stock options to purchase 91,066 shares of common stock will become vested as of Mr. Potti's resignation date, which is the date of the Annual Meeting (rather than being forfeited at that time).

Director Stock Ownership Guidelines. To further align the interests of our directors and executive officers and our stockholders, the Board adopted stock ownership guidelines in March 2022. In the case of our non-employee directors, the guidelines require that each director own shares of our common stock that have an aggregate fair market value equal to or greater than five times the annual base cash retainer. Individuals have five years after first becoming subject to the guidelines to attain the requisite level of stock ownership. For a more detailed description of these guidelines, see "Compensation Discussion and Analysis — Stock Ownership Guidelines."

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INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
GENERAL
The Audit Committee has appointed and engaged Ernst & Young to serve as our Independent Registered Public Accounting Firm to audit our consolidated financial statements for the 2022 fiscal year and to perform audit-related services.
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES
Current Independent Registered Public Accounting Firm Fees
The Audit Committee works with our management in order to negotiate appropriate fees with its Independent Registered Public Accounting Firm and is ultimately responsible for approving those fees. The following is a summary and description of fees for services provided by the Independent Registered Public Accounting Firm, Ernst & Young, in fiscal years 2021 and 2020. Other than as set forth below, no professional services were rendered or fees billed by Ernst & Young during fiscal years 2021 and 2020.

Service	2021	2020
Audit Fees	$701,000	$495,000

Audit-Related Fees	—	—

Tax Fees	—	—

All Other Fees	—	—

Total	$701,000	$495,000

"Audit Fees" means the fees billed or incurred by Ernst & Young for professional services rendered in connection with the annual audit, including the integrated audit of internal control over financial reporting, and quarterly reviews of our consolidated financial statements for the years ended December 31, 2021 and 2020, and the fees billed in connection with the filing of registration statements with the SEC.
"Audit-Related Fees" consisted of amounts paid to Ernst & Young for assurance and related services reasonably related to the performance of the audit or review of the financial statements and that are not reported under the 'Audit Fees' category. There were no such fees incurred during the years ended December 31, 2021 or 2020.
"Tax Fees" consisted of amounts paid to Ernst & Young for tax compliance and consulting. There were no such fees incurred during the years ended December 31, 2021 or 2020.
AUDIT COMMITTEE PRE-APPROVAL POLICIES AND PROCEDURES
The Audit Committee is responsible for appointing, setting compensation for, and overseeing the work of the Independent Registered Public Accounting Firm. The Audit Committee Charter establishes a policy that all audit and permissible non-audit services provided by our Independent Registered Public Accounting Firm, Ernst & Young, will be pre-approved by the Audit Committee. The Audit Committee can pre-approve specified services in defined categories of audit services and audit-related services up to specified amounts as part of the Audit Committee's approval of the scope of the engagement of Ernst & Young or on an individual case-by-case basis before Ernst & Young is engaged to provide a service. All such audit services were pre-approved in accordance with this policy during the fiscal year ended December 31, 2021. Ernst & Young has not been engaged to perform any non-audit services or tax services.

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AUDIT COMMITTEE REPORT
The Audit Committee has reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2021, with management and our Independent Registered Public Accounting Firm, Ernst & Young. The Audit Committee has discussed with Ernst & Young the matters required to be discussed by the applicable requirements of the auditing standards of the Public Company Accounting Oversight Board ("PCAOB") and the SEC. The Audit Committee has also received the written disclosures and the letter from Ernst & Young required by applicable requirements of the PCAOB regarding Ernst & Young's communications with the Audit Committee concerning independence and has discussed with Ernst & Young the firm's independence. Based on the foregoing, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in our 2021 Annual Report for filing with the SEC.
Ocugen, Inc.
Audit Committee
Ramesh Kumar, Ph.D., Chair
Manish Potti
Prabhavathi Fernandes, Ph.D., FIDSA

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EXECUTIVE OFFICERS
The following table sets forth the name, position, and age of each of our executive officers as of the date of this Proxy Statement.

Name	Position	Age
Shankar Musunuri, Ph.D., MBA	Chairman of the Board and Chief Executive Officer	58
Jessica Crespo, CPA	Chief Accounting Officer and Senior Vice President, Finance	45
Shankar Musunuri, Ph.D., MBA — For biographical information for Dr. Musunuri, see "Board of Directors — Continuing Directors."
Jessica Crespo, CPA, has served as our Chief Accounting Officer and Senior Vice President, Finance since March 2022, and prior to that, served as our Vice President, Corporate Controller and Treasurer since October 2019. Before joining us, Ms. Crespo served as Director, Accounting/Finance at Aerie Pharmaceuticals from May 2017 to October 2019, and prior to that, also served in the finance departments of Aralez Pharmaceuticals, Inc. and Cubist Pharmaceuticals, Inc., where she was responsible for financial and technical accounting and SEC reporting, including the implementation of new accounting standards and the accounting and reporting of complex transactions. Prior to that, Ms. Crespo was a Senior Manager in Ernst & Young's audit and assurance practice. Ms. Crespo has over 20 years of experience in accounting and financial reporting. She holds a Bachelor of Science in Accounting from Boston College and is a Certified Public Accountant.

Vijay Tammara, our Vice President, Regulatory Operations, served as an executive officer from March 2021 to June 2021.

Sanjay Subramanian, our former Chief Financial Officer, Head of Corporate Development, and Corporate Secretary served as an executive officer from October 2019 until his resignation on March 18, 2022.

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COMPENSATION DISCUSSION & ANALYSIS
This Compensation Discussion and Analysis ("CD&A") describes our compensation strategy, philosophy, policies, and practices underlying our executive compensation program for 2021. It also provides information regarding the manner and context in which compensation was earned by and awarded to our 2021 Named Executive Officers ("NEOs" or "Named Executive Officers") listed below.
•Shankar Musunuri, Ph.D., MBA, our Chairman of the Board and Chief Executive Officer;
•Sanjay Subramanian, MBA, our former Chief Financial Officer, Head of Corporate Development, and Corporate Secretary; and
•Vijay Tammara, Ph.D., our Vice President, Regulatory Operations.
2021 Performance Highlights and Compensation Outcomes
We executed our strategic corporate goals during 2021, which are reflected by the following:
•Submitted a request for Emergency Use Authorization ("EUA") to the U.S. Food and Drug Administration (the "FDA") for COVAXIN for pediatric use;
•Submitted an Investigational New Drug ("IND") application to the FDA for COVAXIN for adult use;
•Acquired expanded licensing rights for COVAXIN in Canada;
•Completed a New Drug Submission ("NDS") to Health Canada for COVAXIN for adult use;
•Submitted an IND application to the FDA for OCU400, which was accepted by the FDA during 2021;
•Executed an agreement with CanSino Biologics, Inc. ("CanSinoBIO") for OCU410 for chemistry, manufacturing, and controls development and the manufacture of clinical supplies;
•Initiated manufacturing under current Good Manufacturing Practices ("cGMP") for OCU200;
•Raised $119.4 million through registered direct offerings and at-the-market sales agreements;
•Recruited an additional 41 team members, increasing total employee headcount from January 1, 2021 to December 31, 2021 by 315%; and
•Maintained a turn-over rate less than the U.S. Bureau of Labor calculated national average.
Overview of Our Executive Compensation Program. Our executive compensation program is designed to align our NEOs' pay delivery with performance. Our performance directly impacted incentive compensation pay outcomes for our NEOs as discussed below.
•Our executive compensation program is primarily performance-based, for both annual cash incentives and long-term equity incentives ("LTI"). In 2021, a majority of the total compensation at target (base salary, annual cash incentives, and the grant date fair market value of equity awards) of our NEOs was variable (approximately 93% for our CEO and 81% for our other NEOs) and based on performance and/or stock price.
The above graphs display the Chief Executive Officer and average other NEO 2021 compensation break out between non-variable and variable compensation. Non-variable compensation consists of the NEOs' base salary. Variable compensation consists of 2021 cash incentives (bonus at target) and LTIs (based on grant date fair value).

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COMPENSATION DISCUSSION AND ANALYSIS (continued)

•For 2021, our NEOs were eligible for target cash bonuses that ranged from 30% to 50% of base salary, that could be earned against pre-established corporate performance criteria. For our NEOs other than our Chief Executive Officer, the bonus was also based, in part, on individual performance achievements. Our Chief Executive Officer's annual bonus payout was 108% of target based on achievement of our corporate goals determined by the Board. Our other NEOs' annual bonuses were paid out at 105.6% of target, based on the outcome of our corporate goals at 108%, and the individual performance assessments by the Chief Executive Officer, as approved by the Compensation Committee.
•The 2021 LTI compensation for our NEOs was comprised of time-based stock options and performance-based stock options. In the Compensation Committee's view, stock options are inherently performance-based, as executives realize value only if there is stock price appreciation through the applicable exercise dates, maintaining alignment with stockholders. The 2021 performance-based stock options placed an even greater emphasis on our performance, by including five strategic program-related milestones, specific to the advancement of COVAXIN, as a necessary condition to vesting, plus an additional service requirement on 50% of each earned tranche. As of fiscal 2021 year-end, 20% of the performance options' respective performance goals had been achieved during 2021 and vested, 20% remain subject to a one-year service condition in order to vest, 20% were forfeited (illustrating our dedication to pay-for-performance), and 40% are still subject to our achievement of the remaining goals, each as described in more detail below in this CD&A.
Say-on-Pay Voting. As part of the annual review of our executive compensation program, the Compensation Committee considers the outcome of the annual advisory vote of stockholders. At the 2021 Annual Meeting of Stockholders, approximately 74% of the "say-on-pay" votes cast were in favor of the compensation of our Named Executive Officers. In light of our evolving business strategy and taking into consideration the results of the 2021 "say-on-pay" vote, the Compensation Committee made several revisions to our executive compensation program.
A few highlights of the evolution of our compensation program are as follows: during 2021, our Compensation Committee engaged FW Cook as our new independent compensation consultant, the equity compensation program was expanded to diversify the mix of our LTI design (and starting in 2022, we included RSUs for our executive officers), we adopted a clawback policy, we adopted stock ownership guidelines, and we approved a new peer group for 2022, each as described in more detail below.
Positive Pay Practices. In addition, the following features of our compensation program are designed to align the interests of our executive team with those of our stockholders and with market best practices:

What We Do		What We Don't Do
✓	Grant compensation that is primarily variable and tied to our financial, strategic, and stock price performance	✗	Allow hedging or pledging of our common stock

✓	Performance metrics support our growth strategy and align interests of management with interests of stockholders	✗	Provide for guaranteed annual bonuses

✓	Use an independent compensation consultant	✗	Provide excessive perquisites

✓	Cap annual cash incentive payments at 150% of target (for fiscal year 2022) and grant stock options, which do not provide value unless there is a stock price increase	✗	Provide supplemental executive retirement plans

✓	Structure compensation to avoid excessive risk taking	✗	Pay tax gross-ups on a change in control

✓	Provide competitive compensation that is compared against an industry peer group	✗	Provide excessive severance benefits

✓	Maintain sound corporate governance guardrails, including a clawback policy and stock ownership guidelines	✗	Permit repricing of underwater options without stockholder approval

✓	Complete an annual risk assessment

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COMPENSATION DISCUSSION AND ANALYSIS (continued)

Executive Compensation Philosophy and Strategy
Our compensation philosophy is to provide a compensation package that will attract and retain high-performing talent in our industry, motivate our executive officers to create long-term value and enhance stockholder value, and encourage and reward performance and achievements. The Compensation Committee believes that compensation programs should include short-term and long-term components, including cash and equity-based compensation, and that compensation provided to our executives should remain competitive relative to compensation paid by companies of similar size and stage of development operating in our industry, considering our relative performance and strategic goals. The Compensation Committee intends to align the compensation of our executive officers with the interests of our stockholders, focusing executive officer behavior on both the achievement of short-term corporate goals and long-term business objectives and strategies.
Roles and Responsibilities and Process for Determining Executive Compensation
The Compensation Committee considers a number of factors in setting compensation for our executive officers, including our performance, the executive's functional performance, experience and responsibilities, and the compensation of executive officers in similar positions in our peer group.
Role of the Compensation Committee. Our Compensation Committee, which consists of three independent directors, has primary responsibility for overseeing and administering a compensation program for our NEOs. In making executive compensation decisions, the Compensation Committee considers a variety of factors and data, most importantly our corporate performance and individual executives' performance, and takes into account the totality of compensation that may be paid and compensation trends amongst our peer group. In particular, the Compensation Committee annually reviews the base salaries, annual cash bonuses, and equity compensation of our NEOs and periodically reviews other elements of our compensation program. The Compensation Committee retains the right to hire outside advisors as needed to assist it in reviewing and revising our executive compensation programs.
The responsibilities of the Compensation Committee are set forth in detail starting on page 11 of this Proxy Statement and in the Compensation Committee Charter, which can be found on our website at www.ocugen.com under "Investors".
Role of the Chief Executive Officer. Each year, our Chief Executive Officer provides an assessment of the performance of each executive officer, other than himself, for the prior year and makes recommendations to our Compensation Committee about the compensation of each executive. Our Chief Executive Officer's recommendations are based on numerous factors including:
•Company, team, and individual performance;
•Leadership competencies;
•External market competitiveness; and
•Internal pay comparisons.
Our Chief Executive Officer also provides a self-assessment of his achievements for the prior year. The Compensation Committee reviews and considers the Chief Executive Officer's recommendations, as well as his self-assessment, together with all other information it deems relevant including the input and recommendations of our independent compensation consultant, in determining the elements of compensation and compensation levels for each NEO.
Role of the Independent Compensation Consultant. Our Compensation Committee believes that independent advice is critical in developing our executive compensation programs. The Compensation Committee engaged FW Cook during 2021 as its independent advisor to review and provide advice regarding the design of all elements of our executive compensation program. FW Cook provides expert knowledge of regulatory developments, marketplace trends, and best practices relating to executive compensation and competitive pay levels, provides guidance on the composition of our peer group, and engages on other matters as needed and as directed solely by the Compensation Committee. During 2021, FW Cook also provided independent advisory support to the Compensation Committee on the compensation of our non-employee directors. Our independent compensation consultant does not provide any other services to us and reports directly to the Compensation Committee. The Compensation Committee assesses our compensation consultant's independence annually and, in accordance with applicable SEC and Nasdaq rules, confirmed that FW Cook's work did not raise any conflicts of interest and that FW Cook remains independent under applicable rules.
Peer Group Determination. For 2021, the executive peer group consisted of the 20 companies identified below, as recommended by the Prior Compensation Consultant and approved by the Compensation Committee in September 2020. The

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COMPENSATION DISCUSSION AND ANALYSIS (continued)

companies in this executive peer group were selected because they were within the same industry as us, and at that time, they (i) were of a similar size to us (under 100 employees), (ii) at a similar developmental stage (early clinical or preclinical companies), (iii) taking scientific approaches similar to us with product candidates focused on the treatment of ocular disorders/pathologies or within the gene therapy space, and (iv) measured at the time of selection as having a comparable market capitalization (less than $250 million).
The peer group for determining our 2021 compensation decisions consisted of the following companies:

2021 Peer Group
AgeX Therapeutics, Inc.	Larimar Therapeutics, Inc.
Applied Genetic Technologies Corporation	LogicBio Therapeutics, Inc.
Arbutus Biopharma Corporation	MeiraGTx Holdings plc
Armata Pharmaceuticals, Inc.	Millendo Therapeutics, Inc.
Cabaletta Bio, Inc.	miRagen Therapeutics, Inc.
CohBar, Inc.	Moleculin Biotech, Inc.
Corvus Pharmaceuticals, Inc.	Regulus Therapeutics Inc.
Five Prime Therapeutics, Inc.	Spring Bank Pharmaceuticals, Inc.
Genocea Biosciences, Inc.	Surface Oncology, Inc.
Hepion Pharmaceuticals, Inc.	Synlogic, Inc.
The Compensation Committee uses the peer group compensation data as one of several factors in assessing appropriate parameters for base salary, variable cash compensation, and LTI. We also supplement the data for our peer group with published compensation surveys where appropriate. The Compensation Committee's compensation decisions are made on a case-by-case basis. Benchmark results do not, in and of themselves, determine individual compensation decisions and we do not target specific pay percentiles. Overall, we believe that use of information from the peer group enables the Compensation Committee to create better alignment between executive pay and performance and to help ensure that we can attract and retain high-performing executive leaders.
The Compensation Committee, with assistance from its independent compensation consultant, periodically reviews the composition of the peer group to determine whether any changes are appropriate. For 2022, the Compensation Committee determined it would be appropriate for FW Cook to develop a new peer group reflective of our size, change in market capitalization during 2021, business focus, and strategic decision to diversify our product pipeline portfolio with a COVID-19 vaccine candidate. In determining the new peer group, FW Cook reviewed companies primarily between 0.5x and 2.0x market capitalization as compared to us, with the appropriate industry and business fit (biotechnology with a focus on vaccines, cell/gene therapies, and rare/unmet diseases). The new peer group was approved in September 2021, with compensation review and analysis performed in November 2021. Fiscal year 2022 target total direct compensation for the NEOs was approved with reference to our new peer group, which is shown below.

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COMPENSATION DISCUSSION AND ANALYSIS (continued)

2022 Peer Group
Allogene Therapeutics, Inc.	Kodiak Sciences Inc.
Arena Pharmaceuticals, Inc.	MeiraGTx Holdings plc
bluebird bio, Inc.	Precigen, Inc.
Dynavax Technologies Corporation	REGENXBIO Inc.
FibroGen, Inc.	Rocket Pharmaceuticals, Inc.
Global Blood Therapeutics, Inc.	Rubius Therapeutics, Inc.
IGM Biosciences, Inc.	Sangamo Therapeutics, Inc.
Inovio Pharmaceuticals, Inc.	Translate Bio, Inc.
Insmed Incorporated	Vericel Corporation
IVERIC bio, Inc.	Xencor, Inc.
Components of our Executive Compensation Program
Direct compensation for our NEOs primarily consists of three principal components: base salary, annual cash incentive opportunities, and equity-based LTI awards.
Base Salary. Base salary represents the fixed portion of an executive officer's compensation and is intended to provide compensation for day-to-day performance. The Compensation Committee believes that a competitive base salary is a necessary element of any compensation program that is designed to attract and retain talented and experienced executives. Base salaries are reviewed annually, typically in connection with the annual performance review process, and adjusted from time to time to take into account market levels, individual responsibilities, performance, and experience.
In December 2020, the Compensation Committee reviewed the base salaries of our then-serving NEOs and determined to increase those base salaries, after taking into account individual performance, the expansion of responsibilities and scope of duties, the competitive market for talent, and data provided by our Prior Compensation Consultant. Base salaries for the NEOs for fiscal year 2021 were as follows:

Name and Principal Position	2020 Base Salary	2021 Base Salary	Increase
Shankar Musunuri, Ph.D., MBA	$500,000	$541,300	8%
Chairman of the Board and Chief Executive Officer

Sanjay Subramanian, MBA	$365,400	$385,000	5%
Former Chief Financial Officer, Head of Corporate Development, and Corporate Secretary

Vijay Tammara, Ph.D.	N/A*	$364,000	N/A*
Vice President, Regulatory Operations

* Dr. Tammara’s 2020 base salary level is not reflected here because he first became a NEO in 2021.
Annual Cash Incentive. The Compensation Committee believes that performance-based cash incentive bonuses play an important role in providing incentives to executives to achieve annual corporate goals. For fiscal year 2021, our annual incentive plan reflected our transition from a discretionary plan in fiscal year 2020, to a more structured goal-based plan. For fiscal year 2021, the Compensation Committee approved target annual incentive bonuses, and during the fiscal year, the Compensation Committee developed a framework for determining the payout percentage.
Each NEO has a target annual cash incentive amount, which is expressed as a percentage of his salary. This target is set forth in each NEO's employment agreement and is evaluated by our Compensation Committee annually based upon a review of the peer group and industry data provided by our independent compensation consultant, as well as other items used in the process for

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COMPENSATION DISCUSSION AND ANALYSIS (continued)

determining executive officer compensation, as described above. From time to time, our Board or Compensation Committee may approve other discretionary or formulaic annual bonuses for the NEOs based on individual performance, our performance, in connection with new hires, for promotions or retention, or as otherwise determined to be appropriate.
The initial performance metrics for the 2021 bonus plan were selected by the Compensation Committee in December 2020 and were approved to assess achievement in the following categories: financial capital raise goal; human capital goal; and three strategic goals related to the development of our ocular programs.
In February 2021, we entered into an agreement with Bharat Biotech International Limited, related to the development and commercialization of COVAXIN. As a result, we made a strategic shift to diversify our product candidate portfolio, expanding the focus to include vaccine development in addition to ocular programs. In connection with this shift in strategic priorities, the Compensation Committee determined that the initial 2021 bonus framework was, in part, no longer appropriate for supporting our short-term financial or strategic goals. As a result, in March 2021, the Compensation Committee approved revised performance metric categories. The general parameters of the funding and human capital goals remained unchanged. The amended 2021 annual incentive plan corporate goals, along with the performance assessment and results, each as approved by the Compensation Committee, are as follows:

2021 Corporate Goal	Achievements	Status
Advancing Ophthalmology Product Pipeline

•OCU400 — IND submission and development	•OCU400 IND application submitted to the FDA in November 2021.	•Complete
•OCU410/OCU200 — initiate Good Laboratory Practice ("GLP") toxicology studies and cGMP production to enable eligibility for clinical studies in 2022
•Process development activities for OCU410 have been initiated and are ongoing. Finalized the toxicology studies design and executed an agreement with a Contract Research Organization ("CRO") to conduct the toxicology studies.
•Complete

•Process development activities for OCU200 manufacturing have been completed. Completed the production of GLP batch material for manufacturing scale activities. Finalized the toxicology studies design and executed an agreement with a CRO to conduct the toxicology studies.

Contributing to COVID-19 Vaccination Efforts

•COVAXIN — EUA submission	•Pediatric EUA submitted to the FDA in November 2021.	•Complete
•COVAXIN — establish release testing to the United States for supply to the U.S. market	•Established U.S. release testing. During the U.S. release testing establishment, changes and additions were made to the release methods. The release testing of these methods is ongoing.	•Complete
•COVAXIN — establish drug product manufacturing to increase supply	•The technology transfer was initiated with delays resulting from COVID-19 supply chain issues.	•Partially complete

Funding

•Raise adequate capital to achieve the current and future needs of the Company	•Raised $119.4 million through issuances of common stock under registered direct offerings and at-the-market sales agreements.	•Complete

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COMPENSATION DISCUSSION AND ANALYSIS (continued)

2021 Corporate Goal	Achievements	Status
Expanding Pipeline

•Merger and acquisition discovery and licensing	•Evaluated opportunities and expanded our partnership with CanSinoBIO to include OCU410.	•Complete
•Diversification of our pipeline in support of long-term value strategy	•Obtained the Canadian license for COVAXIN and acquired Vaccigen Ltd.	•Complete

Human Capital

•Recruit and maintain top talent	•In 2021, we recruited an additional 41 team members and maintained a turn-over rate less than the U.S. Bureau of Labor calculated national average.	•Complete

In assessing performance outcomes and reflecting on performance for the full year, the Compensation Committee determined to weight each of the above goal categories at 20%, with even weighting for any sub-categories. In light of the partial completion of one-third of the goals in the COVID-19 vaccination efforts category, as depicted in the above table, and the Compensation Committee's review and discussion of our other achievements against the 2021 goals, the Compensation Committee determined that the 2021 corporate goals were achieved at a rate of 93%. The Compensation Committee also reviewed additional achievements outside of the previously approved corporate goals, as follows:

2021 Additional Achievements	Status
Advancing Ophthalmology Product Pipeline

•European Medicines Agency Scientific Advice Working Party meeting request for OCU400	•Complete

Contributing to COVID-19 Vaccination Efforts

•COVAXIN Health Canada NDS	•Complete
•COVAXIN IND submission for adult Phase 2/3 immuno-bridging and broadening clinical trial	•Complete

Human Capital

•Creation of highly credible COVAXIN Scientific Advisory Board and external advisor support structure	•Complete

The Compensation Committee determined that the additional three achievements should be weighted at 5% each (15% in the aggregate). Lastly, consistent with prior practices, the Compensation Committee determined to base 100% of our Chief Executive Officer's 2021 annual incentive payout on corporate performance, and for the other NEOs, to base their 2021 annual incentive payout on 70% corporate performance and 30% individual performance. As a result of these assessments, the Compensation Committee approved a final achievement or payout factor for the 2021 annual incentive plan at 108% of target for the corporate performance. The approved 108% of corporate goal achievement was reflected in all our employee annual incentive calculations and was not used solely for NEOs. The individual performance factors for Mr. Subramanian and Dr. Tammara were based on their annual performance reviews and achievement was approved at 100% for each of these NEOs. Accordingly, bonuses were earned at 108% of target for Dr. Musunuri, and 105.6% of target for Mr. Subramanian and Dr. Tammara.

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COMPENSATION DISCUSSION AND ANALYSIS (continued)

The approved 2021 annual incentive targets and actual amounts paid to our NEOs in February 2022, for performance in 2021, are set forth in the following table:

Name and Principal Position	Target Annual Cash Incentive (% of Base Salary)	Target Annual Cash Incentive	Actual Annual Cash Incentive Payout
Shankar Musunuri, Ph.D., MBA	50%	$270,650	$292,302
Chairman of the Board and Chief Executive Officer

Sanjay Subramanian, MBA	40%	$154,000	$162,624
Former Chief Financial Officer, Head of Corporate Development, and Corporate Secretary

Vijay Tammara, Ph.D.	30%	$109,200	$115,315
Vice President, Regulatory Operations

Long-Term Equity Incentives. We believe that equity grants provide the NEOs with a strong link to long-term performance and retention incentives, create an ownership culture, and help to align the interests of executive officers and stockholders. Our general practice has been to grant stock option awards to each executive officer at the start of employment and on an annual basis for performance and retention purposes. Stock options or other equity-based awards may also be granted for accomplishments of specific milestones. The size and value of annual equity awards are based on considerations included in the process for determining executive compensation, and for 2021, were based in part on the recommendations of the Prior Compensation Consultant.
In January 2021, we granted time-based stock options to each of our NEOs as part of the regular annual compensation program. These stock options have a ten-year term, will vest annually in equal installments over three years subject generally to continued employment with the Company, and have a per share exercise price of $1.83, which was the closing price of our common stock on the grant date. We grant stock options based on our belief that they naturally align executives with the creation of stockholder value and are an important long-term incentive vehicle to retain and promote our culture.
In April 2021, we granted performance-based stock options to each of our NEOs (the "Performance Options"). The Compensation Committee approved this additional grant to reinforce the sense of urgency of our COVAXIN program timeline and deliverables. The Performance Options have a ten-year term and a per share exercise price of $5.64, which was the closing price of our common stock on the grant date. These options are eligible to vest upon the achievement of five milestones determined by the Compensation Committee. If a performance milestone is achieved, half of the options earned as a result of that achievement will vest immediately and the other half will remain eligible to vest on the first anniversary of the achievement date, subject to the executive's continued service to the Company through such date. The Performance Options are weighted equally among the five milestones, with 20% of the total Performance Options allocated to each milestone. The 2021 milestones, the applicable performance periods relevant for each 2021 milestone, and the status of each 2021 milestone are set forth below:

Milestone	Time Period for Achievement	% of Option Eligible to Vest	Performance Status
File EUA with the FDA for COVAXIN; or, if Biologics License Application ("BLA") is required, file BLA with the FDA for COVAXIN	By end of 2021 for EUA; by end of 2022 if BLA is required	20%	Completed

Establish U.S. release testing to deploy COVAXIN to market after the EUA or BLA submission	By end of 2021	20%	Completed

Completion of technology transfer and required validation to establish U.S. Drug Product Manufacturing for COVAXIN	By end of 2021	20%	Did not vest

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COMPENSATION DISCUSSION AND ANALYSIS (continued)

Two of the three milestones for 2021 were achieved as shown in the table above. As a result, 20% of the Performance Options vested during 2021 and 20% remain subject to a one-year service condition in order to vest. We did not meet the third milestone, as shown in the table above, and the corresponding 20% of the Performance Options were forfeited.
There are two milestones, valued at 40% of Performance Options still outstanding, which are focused on the commercialization of COVAXIN. The deadline for achievement of these milestones is the end of 2022. These milestones will be described further in our proxy statement for our 2023 annual stockholder meeting, by which time the corresponding Performance Options will have been either earned or forfeited. For details on the specific number of Performance Options granted to our NEOs during 2021, please see the table below entitled "Grant of Plan-Based Awards."
In January 2022, the Compensation Committee approved a new LTI mix for our NEOs, consisting of 25% time-based RSUs and 75% time-based stock options. The Compensation Committee determined this equity mix would further diversify the equity-based portion of the executives' compensation, support retention, and align with the LTI practices of our peer group. The 2022 RSUs and stock options are eligible to vest in equal installments over three years.
Additional Policies and Benefits
Restrictions on Hedging or Pledging. In March 2021, we adopted a revised insider trading policy that applies to all of our employees, including our NEOs and the Board. The policy, among other things, prohibits trading in call or put options involving our securities and other derivative securities, engaging in short sales of our securities, holding our securities in a margin account or pledging our securities to secure margin or other loans, and all forms of hedging or monetization transactions, such as zero-cost collars and forward sale contracts.
Clawback Policy. In December 2021, the Board adopted a clawback policy, pursuant to which the Compensation Committee will recover (including by means of recoupment and/or forfeiture of unvested amounts) covered compensation from a current or former executive officer, to the extent that the recipient received any amount in excess of the amount that the recipient should otherwise have received under the terms of the award or payment as a result of a financial restatement, unless it is impracticable or impermissible to do so. The clawback period extends to the three years immediately preceding the year in which such restatement is required. Compensation covered by this policy includes any compensation that is earned, granted, or vested based wholly or in part upon the attainment of any financial reporting measure.
Stock Ownership Guidelines. To further align the interests of our officers and directors and our stockholders, the Board adopted stock ownership guidelines in March 2022. These guidelines are applicable to our executive officers, other managers at the level of vice president and above, and our non-employee directors (the "Covered Persons"). The guidelines require each Covered Person to own shares of our common stock having an aggregate fair market value equal to or greater than the following multiple of their base salary or base cash retainer:

Position	Ownership Threshold
Chief Executive Officer	6x base salary
Other Executive Officers	3x base salary
Other Covered Executives	1x base salary
Non-Employee Directors	5x base cash retainer

For purposes of these guidelines, the following shares will be considered "owned":
•shares held outright or beneficially owned by the Covered Person, his or her spouse and minor children, or trusts for the benefit of these individuals;
•all shares underlying time-based restricted stock or RSU awards, whether or not vested; and
•shares underlying vested performance-based restricted stock or RSU awards.
Unvested stock options and vested stock options not yet exercised do not count towards meeting the ownership thresholds. Covered Persons have five years after first becoming subject to the guidelines to attain the specified level of equity ownership. Any individual whose ownership threshold increases as a result of a promotion will have three years to attain the increased level of equity ownership.

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COMPENSATION DISCUSSION AND ANALYSIS (continued)

Following the five-year phase-in period, Covered Persons who do not meet the required ownership threshold will be generally prohibited from selling stock acquired through equity awards (other than shares sold or withheld to satisfy the exercise price or taxes applicable to the award) until the required ownership threshold has been met. In addition, our Compensation Committee may take other steps to enforce these guidelines as it deems appropriate.
Other Benefits. We provide certain additional benefits to executive officers that are also generally available to our other employees, including health and welfare benefits. We also maintain a tax-qualified savings plan under Section 401(k) of the Internal Revenue Code of 1986, as amended (the "Code"). Employees who participate in the plan may make elective deferrals to the plan, subject to the limitations imposed by the Code. We currently match 100% of employee deferrals under the 401(k) plan, up to a limit of 3% of the employee's eligible compensation, plus 50% of employee deferrals between 3-5% of the employee's eligible compensation. The match begins six months after commencement of employment.
Indemnification Agreements. Our Charter and Bylaws require us to indemnify our directors and officers to the fullest extent permitted by Delaware law. We have also entered into indemnity agreements with certain officers and directors. These agreements provide, among other things, that we will indemnify the officer or director, under the circumstances and to the extent provided for in the agreement, for expenses, damages, judgments, fines, and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as our director, officer, or agent to the fullest extent permitted under Delaware law and our Bylaws and Charter.
Employment Agreements
Shankar Musunuri, Ph.D., MBA. On January 1, 2020, we entered into an amended and restated employment agreement with Dr. Musunuri, with respect to his employment as Chief Executive Officer and Chairman of our Board, which was further amended in April 2022 (as amended, the "Musunuri Agreement").
The Musunuri Agreement provides for an annual base salary in an amount determined by the Compensation Committee, which is to be reviewed and may be adjusted annually. Dr. Musunuri's annual base salary was increased from $500,000 to $541,300 for the 2021 fiscal year and further increased to $715,000 for the 2022 fiscal year. Dr. Musunuri is eligible to participate in our benefit plans, programs, and arrangements that may exist from time to time on the same terms that apply generally to other similarly situated employees. The Musunuri Agreement provided for an annual bonus target amount of 50% of his base salary, which was increased to 66% for the 2022 fiscal year, with such bonus based upon performance criteria set by the Compensation Committee.
Sanjay Subramanian, MBA. Effective as of September 10, 2019, we entered into an employment agreement with Mr. Subramanian, as amended on January 1, 2020 (the "Subramanian Agreement") with respect to his employment as Chief Financial Officer, Head of Corporate Development, and Corporate Secretary. Mr. Subramanian resigned from his role as our Chief Financial Officer, Head of Corporate Development, and Corporate Secretary, effective March 18, 2022.
The Subramanian Agreement provided for an annual base salary of $365,400, which was increased to $385,000 for the 2021 fiscal year. Mr. Subramanian was eligible to participate in our benefit plans, programs, and arrangements that may have existed from time to time on the same terms that applied generally to other similarly situated employees. The Subramanian Agreement provided for an annual bonus target amount of 35% of his base salary, with such bonus to be based upon performance criteria set by the Board. The annual bonus target was increased to 40% by the Compensation Committee effective 2021.
Vijay Tammara, Ph.D. Effective January 1, 2020, we entered into an employment agreement with Dr. Tammara, which was amended and restated on December 10, 2021 (the "Tammara Agreement") with respect to his employment as Vice President, Regulatory Operations.
The Tammara Agreement provides for an annual base salary of $364,000 for the 2021 fiscal year. Dr. Tammara is eligible to participate in our benefit plans, programs, and arrangements that may exist from time to time on the same terms that apply generally to other similarly situated employees. The Tammara Agreement provides for an annual bonus target amount of 30% of his base salary, with such bonus based upon performance criteria set by the Compensation Committee and the Chief Executive Officer.
The employment agreements above also provide for certain payments and benefits in the event of qualifying terminations of employment. The severance benefits are an essential element of the overall executive compensation package and assist us in recruiting and retaining talented individuals and aligning the executive's interests with the best interests of the stockholders. Payments due upon certain terminations of employment are described below under "Potential Payments Upon Termination or

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COMPENSATION DISCUSSION AND ANALYSIS (continued)

Change in Control." Each Named Executive Officer is also subject to a Non-Competition Agreement and a Non-Disclosure and Business Ideas Agreement.
Compensation Risk Assessment
The Compensation Committee considers and evaluates risks related to our cash and equity-based compensation programs and practices as well as evaluates whether our compensation plans encourage participants to take excessive risks that are reasonably likely to have a material adverse effect on us. Consistent with SEC disclosure requirements, the Compensation Committee has worked with management to assess compensation policies and practices for our employees and has concluded that such policies and practices do not create risks that are reasonably likely to have a material adverse effect on us.

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COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed the CD&A required by Item 402(b) of Regulation S-K, which appears in this Proxy Statement, with our management. Based on this review and discussion, the Compensation Committee recommended to our Board that the CD&A be included in this Proxy Statement and our 2021 Annual Report.
Ocugen, Inc.
Compensation Committee
Kirsten Castillo, Chair
Junge Zhang, Ph.D.
Prabhavathi Fernandes, Ph.D., FIDSA

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EXECUTIVE COMPENSATION
Summary Compensation Table
The following table shows for the years ended December 31, 2021, 2020, and 2019, compensation awarded to or paid to, or earned by, the NEOs. For 2021, our NEOs consist of our Chief Executive Officer, our former Chief Financial Officer, and our Vice President, Regulatory Operations, who served as an executive officer for a portion of 2021. These individuals were the only three executive officers serving in 2021.

Name and Principal Position	Year	Salary	Bonus (1)	Stock Option Awards (2)	All Other Compensation (3)	Total
Shankar Musunuri, Ph.D., MBA	2021	$541,300	$292,302	$7,296,149	$11,600	$8,141,351
Chairman of the Board and Chief Executive Officer	2020	$500,000	$269,273	$771,505	$11,400	$1,552,178
	2019	$420,000	$141,120	—	$11,200	$572,320

Sanjay Subramanian, MBA (4)	2021	$385,000	$162,624	$2,043,437	$11,600	$2,602,661
Former Chief Financial Officer, Head of Corporate Development, and Corporate Secretary	2020	$365,400	$134,791	$150,637	$10,962	$661,790

Vijay Tammara, Ph.D. (5)	2021	$364,000	$115,315	$816,670	$11,600	$1,307,585
Vice President, Regulatory Operations

(1) The amounts represent annual performance cash bonuses earned in the applicable year and paid in the following year.
(2) Amounts represent the aggregate grant date fair value of option awards, computed in accordance with ASC 718. For a discussion of the assumptions we employ in determining the grant date fair value of stock option awards, please see Item 7. "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our 2021 Annual Report.
(3) Amounts in this column are matching contributions under our 401(k) retirement plan earned during the fiscal year.
(4) Mr. Subramanian commenced service with us on October 1, 2019 and resigned on March 18, 2022. As Mr. Subramanian was not a NEO in 2019, compensation information is disclosed for 2021 and 2020 only.
(5) Dr. Tammara commenced service with us on December 1, 2016. As Dr. Tammara was not a NEO in 2020 and 2019, compensation information is disclosed for 2021 only.
Grants of Plan-Based Awards
The following table presents estimated future payouts under equity incentive plan awards granted to each of our NEOs during 2021.

Name and Principal Position	Grant Date	Target (1)	All Other Stock Option Awards: Number of Securities Underlying Option	Exercise or Base Price of Stock Option Awards (2)	Grant Date Fair Value of Stock Option Awards (3)
Shankar Musunuri, Ph.D., MBA	1/1/2021	—	1,757,000	$1.83	$2,641,941
Chairman of the Board and Chief Executive Officer	4/19/2021	985,000	—	$5.64	$4,654,208

Sanjay Subramanian, MBA	1/1/2021	—	800,000	$1.83	$1,203,317
Former Chief Financial Officer, Head of Corporate Development, and Corporate Secretary	4/19/2021	177,800	—	$5.64	$840,120

Vijay Tammara, Ph.D.	1/1/2021	—	220,500	$1.83	$332,349
Vice President, Regulatory Operations	4/19/2021	102,500	—	$5.64	$484,321

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EXECUTIVE COMPENSATION (continued)
(1) These are performance-based stock option awards. Each award is divided into five equal tranches, with each tranche subject to a performance milestone. Any tranche earned upon achievement of the applicable milestone is then subject to an additional time-based vesting requirement. During the year ended December 31, 2021, options with respect to 197,000, 35,560, and 20,500 shares for Dr. Musunuri, Mr. Subramanian, and Dr. Tammara, respectively, were forfeited because the applicable milestone was not achieved. For more information on the design of these awards, see "CD&A — Long-Term Equity Incentives".
(2) The exercise price of each stock option is the closing price as reported on Nasdaq on the grant date (or, if the grant date is not a trading day, the closing price on the immediately preceding day).
(3) Amounts reported reflect the aggregate grant date fair value as calculated in accordance with ASC 718 and as shown in the Summary Compensation Table under the column "Stock Option Awards". These amounts do not represent the actual amounts paid or realized by the NEO during 2021. The assumptions used in valuing equity awards are described in Item 7. "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our 2021 Annual Report.
Outstanding Equity Awards at Fiscal Year-End
The following table summarizes the number of shares of our common stock underlying outstanding equity incentive plan awards for each of the NEOs as of December 31, 2021.

Name and Principal Position	Vesting Commencement Date (1)	Number of Securities Underlying Unexercised Stock Options Exercisable (a)	Number of Securities Underlying Unexercised Stock Options Unexercisable (b)	Number of Securities Underlying Unexercised Unearned Stock Options (c)	Stock Option Exercise Price	Stock Option Expiration Date
Shankar Musunuri, Ph.D., MBA	8/26/2015	86,292	—	—	$1.88	8/26/2025
Chairman of the Board and Chief Executive Officer	1/2/2020	—	622,352	—	$0.51	1/2/2030
	5/7/2020	171,824	904,763	—	$0.33	5/7/2030
	1/1/2021	—	1,757,000	—	$1.83	1/1/2031
	4/19/2021	197,000 (2)	197,000 (2)	394,000 (3)	$5.64	4/19/2031

Sanjay Subramanian, MBA	10/1/2019	—	7,990	—	$2.19	10/1/2029
Former Chief Financial Officer, Head of Corporate Development, and Corporate Secretary	1/2/2020	—	71,183	—	$0.51	1/2/2030
	5/5/2020	—	246,170	—	$0.34	5/5/2030
	1/1/2021	—	800,000	—	$1.83	1/1/2031
	4/19/2021	35,560 (2)	35,560 (2)	71,120 (3)	$5.64	4/19/2031

Vijay Tammara, Ph.D.	4/26/2016	2,191	—	—	$2.94	4/26/2026
Vice President, Regulatory Operations	8/17/2017	7,191	—	—	$7.56	8/17/2027
	12/15/2017	7,191	—	—	$7.56	12/15/2027
	8/13/2018	2,397	—	—	$12.18	8/13/2028
	12/7/2018	9,588	—	—	$13.52	12/7/2028
	1/2/2020	6,500	51,761	—	$0.51	1/2/2030
	5/5/2020	6,858	13,715	—	$0.34	5/5/2030
	8/14/2020	14,800	27,778	—	$0.56	8/14/2030
	1/1/2021	—	220,500	—	$1.83	1/1/2031
	4/19/2021	20,500 (2)	20,500 (2)	41,000 (3)	$5.64	4/19/2031

(1) Each stock option award was granted pursuant to the Ocugen, Inc. 2014 Stock Option Plan (the "2014 Plan") or the Ocugen, Inc. 2019 Equity Incentive Plan (the "2019 Plan"). The shares subject to each stock option generally vest or have vested in three equal installments, subject generally to continued employment, on the first three anniversaries of the vesting commencement date, with the exception of the Performance Options as further discussed in (2) and (3) below.
(2) With respect to each milestone associated with our performance-based equity program, upon the Compensation Committee's determination that the applicable milestone has been achieved, 50% of the Performance Options subject to such milestone will vest (the date of such determination, the "Achievement Date"). The remaining 50% of the Performance Options subject to such

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EXECUTIVE COMPENSATION (continued)
milestone will vest on the first anniversary of the Achievement Date subject to the employee's continued service with us. Upon a change in control (as defined in the 2019 Plan), all Performance Options will vest in full. As of December 31, 2021, two performance-based milestones had been achieved for the Performance Options described above in the section titled "CD&A — Long-Term Equity Incentives" on page 29. Half of the Performance Options subject to these performance-based milestones vested immediately and are reflected in column (a) above and half will vest subject generally to continued employment one year after the Achievement Date and are reflected in column (b) above.
(3) The portion of Performance Options for which the Achievement Date for the performance-based milestone has not occurred are reflected in column (c). These performance milestones relate to the commercialization of COVAXIN during 2022. To the extent earned, half of these Performance Options would be subject to an additional service-based vesting condition after the applicable performance-based milestone is achieved. For more information on the design of these awards, see section titled "CD&A — Long-Term Equity Incentives".
Stock Option Exercises in 2021
The following table sets forth certain information regarding stock options exercised during the year ended December 31, 2021 with respect to each of our NEOs.

	Stock Option Awards
Name and Principal Position	Number of Shares Acquired on Exercise	Value Realized on Exercise (1)
Shankar Musunuri, Ph.D., MBA
Chairman of the Board and Chief Executive Officer	591,734	$6,669,330

Sanjay Subramanian, MBA
Former Chief Financial Officer, Head of Corporate Development, and Corporate Secretary	174,657	$1,031,126

Vijay Tammara, Ph.D.
Vice President, Regulatory Operations	50,019	$575,630

(1) Amounts in this column reflect the difference between the market price of the underlying shares of stock upon exercise and the exercise price of the stock options.
Potential Payments Upon Termination or Change in Control
Pursuant to the employment agreements between us and the NEOs as in effect on December 31, 2021, in the event of the termination of an executive's employment by us without cause or resignation by the executive for good reason, each executive will be eligible to receive base salary continuation and payment of his Consolidated Omnibus Budget Reconciliation Act ("COBRA") premiums for continued health benefit coverage for a specified period of time (Dr. Musunuri — 24 months for base salary continuation and 18 months for payment of his COBRA premiums; Mr. Subramanian — 12 months for both; and Dr. Tammara — 12 months for both (increased from 9 months pursuant to the amendment of his agreement in December of 2021)).
Pursuant to the employment agreements, in the event of a termination three months prior to or 12 months following a change of control by us without cause or resignation by the executive for good reason, each executive will also be eligible to receive a multiple of his target bonus, paid in lump sum (Dr. Musunuri — 2x; Mr. Subramanian — 1x; and Dr. Tammara — 0.75x). In that case, each of the NEOs would also be entitled to full vesting acceleration of otherwise unvested equity awards. In addition, the NEOs' stock option agreements provide for full vesting upon a change in control of the Company.
The employment agreements each require the execution and non-revocation of a release of claims for the receipt of payments and benefits described above. In addition, the NEOs are bound by a non-competition covenant and a non-interference covenant with respect to our customers, suppliers, or vendors, in each case for 12 months following the termination of employment. We do not provide for any 280G "gross-up" payments.

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EXECUTIVE COMPENSATION (continued)
For purposes of the employment agreements:
•"Cause" is generally defined to mean a failure to substantially perform a material portion of the duties of employment or to comply with our written rules and policies, which failure continues uncured according to procedures set forth in agreement; engaging in willful and serious misconduct or fraudulent conduct; or conviction of, or plea of no contest to, a felony or other crime the circumstances of which are substantially related to the executive's position; and
•"Good Reason" is generally defined to mean, without consent, a reduction in the executive's annual rate of base compensation (unless a proportionate reduction is made across substantially all our executives or employees); a termination or material reduction of a material benefit under any of our benefit plans, programs, or arrangements in which the executive participates (unless such termination or reduction is made across all our executives or employees); a material reduction in the executive's job title, powers, or authority (and for our former Chief Financial Officer, a change in reporting relationship); our material failure to comply with the terms of the agreement or any stock option or similar agreement with the executive then in effect; or a requirement to relocate or transfer the principal office to a location of more than 50 miles.
For each NEO, the following table sets forth quantitative estimates of the payments and benefits that would have become payable in the following scenarios: (i) if the NEO's employment had been terminated without cause or he had resigned for good reason on December 31, 2021, and no change in control had occurred within three months prior to or 12 months following the termination ("Involuntary Termination"), (ii) if a change in control had occurred on December 31, 2021 (irrespective of employment status following the change in control) ("Change in Control"), and (iii) if the NEO's employment had been terminated without cause or he had resigned for good reason on December 31, 2021, and a change in control had occurred within three months prior to or twelve months following the termination ("CIC Involuntary Termination").

Name and Principal Position	Salary Continuation	Cash Bonus Payment	Accelerated Equity Vesting	Benefit Continuation	Total
Shankar Musunuri, Ph.D., MBA
Chairman of the Board and Chief Executive Officer
Involuntary Termination	$1,082,600 (1)	—	—	$57,488 (2)	$1,140,088
Change in Control	—	—	$11,111,006 (3)	—	11,111,006
CIC Involuntary Termination	$1,082,600 (1)	$541,300 (4)	$11,111,006 (3)	$57,488 (2)	$12,792,394

Sanjay Subramanian, MBA
Former Chief Financial Officer, Head of Corporate Development, and Corporate Secretary
Involuntary Termination	$385,000 (1)	—	—	$9,566 (2)	$394,566
Change in Control	—	—	$3,518,762 (3)	—	$3,518,762
CIC Involuntary Termination	$385,000 (1)	$154,000 (4)	$3,518,762 (3)	$9,566 (2)	$4,067,328

Vijay Tammara, Ph.D.
Vice President, Regulatory Operations
Involuntary Termination	$364,000 (1)	—	—	— (2)	$364,000
Change in Control	—	—	$977,279 (3)	—	$977,279
CIC Involuntary Termination	$364,000 (1)	$81,900 (4)	$977,279 (3)	— (2)	$1,423,179

(1) Continuation of base salary payments following termination of employment paid in installments over a 24-month period for Dr. Musunuri and a 12-month period for Mr. Subramanian and Dr. Tammara.
(2) Estimated value of continued group health and dental insurance for 18 months for Dr. Musunuri and 12 months for Mr. Subramanian and Dr. Tammara.
(3) Amounts reflect the intrinsic value of otherwise unvested stock options (i.e., for each otherwise unvested stock option, the difference between the closing stock price of our common stock of $4.55 on December 31, 2021 and the exercise price applicable to such stock option). The accelerated vesting occurs upon a Change in Control, so we have shown the same value for a Change in Control without an accompanying termination and a CIC Involuntary Termination.

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EXECUTIVE COMPENSATION (continued)
(4) Lump sum payment equal to 200% of the target bonus for Dr. Musunuri, 100% of the target bonus for Mr. Subramanian, and 75% of the target bonus for Dr. Tammara.
Resignation of Mr. Subramanian. As noted above, Mr. Subramanian resigned from employment on March 18, 2022. His resignation was without "good reason" under his employment agreement and therefore he was not entitled to any severance benefits in connection with such resignation. At our request, Mr. Subramanian has agreed to provide us with six months of transitional consulting advice ("Consulting Services"). In return for providing us with these Consulting Services, we paid Mr. Subramanian $51,951 (which amount represents a pro-rata portion of his 2022 target annual cash incentive, with such pro-ration based on the portion of 2022 completed as of the date of his resignation). In addition, Mr. Subramanian’s equity awards will remain outstanding and continue to vest while he performs the Consulting Services through June 18, 2022.

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EQUITY COMPENSATION PLAN INFORMATION
The following table provides certain information as of December 31, 2021, with respect to our equity compensation plan in effect on that date.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights (a)	Weighted-average exercise price of outstanding options, warrants, and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders (1)	9,230,475	$2.18	1,201,710 (2)
Equity compensation plans not approved by security holders (3)	269,903	$4.99	398,771
Inducement Grants	777,600	$6.09	—
Total	10,277,978	$2.55	1,600,481
(1) Includes securities issuable under the 2019 Plan.
(2) The 2019 Plan contains an "evergreen" provision, pursuant to which the aggregate number of shares of common stock reserved for issuance under the 2019 Plan shall be automatically increased by a number equal to the lesser of (i) 4.0% of the total number of shares of common stock outstanding on December 31 of the preceding year and (ii) a number of shares of common stock determined by the Board.
(3) Includes securities issuable under the 2014 Plan. Persons eligible to participate in the 2014 Plan are those employees, officers and directors of, and consultants and advisors to us, as selected from time to time by the Compensation Committee, as administrators. The 2014 Plan permits the grant of (1) stock options to purchase common stock and (2) shares of common stock. The per share option exercise price and term of each option was determined by the Compensation Committee, but the exercise prices in each case were not less than fair market value of the common stock on the date of grant. The 2014 Plan provides that in connection with a "change in control," as defined in the 2014 Plan, the Compensation Committee may take whatever action with respect to outstanding options it deems necessary or desirable, including, without limitation, accelerating the vesting, expiration, or termination date of such stock options. No stock options may be granted under the 2014 Plan after February 10, 2024.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Described below are any transactions occurring since January 1, 2020 and any currently proposed transactions to which we were a party and in which:
•the amount involved in the transaction exceeds $120,000; and
•a director, executive officer, holder of more than 5% of our outstanding capital stock, or any member of such person's immediate family that has or will have a direct or indirect material interest, other than the compensation, termination, and change in control arrangements that are described in "Executive Compensation."
Collaborations with Advaite, Inc.
In April 2020, we entered into an agreement with Advaite, Inc., ("Advaite") to provide certain support services for Advaite's development of a diagnostic test kit that is designed to detect antibodies to SARS-CoV-2, the virus that causes COVID-19 infection. Advaite was co-founded and is being managed by Mr. Karthik Musunuri, the son of our Chairman of the Board and Chief Executive Officer, Dr. Shankar Musunuri. Pursuant to the agreement, we were paid on an hourly basis at a rate between $200 to $375 for those hours actually worked on Advaite related projects by specific employees, and we will receive tiered royalty payments based on cumulative net sales of the antibody test kits. As of December 31, 2021, we have received $42,620 in royalties under the agreement with Advaite.
In December 2021, we entered into a new agreement with Advaite to purchase 2,000 COVID-19 SalivaDirect™ Collection Test Kits (the "Test Kits") for use in our Phase 2/3 immuno-bridging and broadening clinical trial and safety clinical trial for COVAXIN. Pursuant to the agreement, we agreed to pay $320,000 to Advaite for such COVID-19 test kits and the processing of such test kit samples.
In March 2022, we entered into a services agreement with Advaite to engage Advaite to develop and validate bioanalytical methods for SARS-CoV-2 Spike S1 ELISA, in support of our clinical trials and ongoing research. The SARS-CoV-2 Spike S1 ELISA is a quantitative assay intended to serve clinical trial testing for quantitation of antibodies to SARS-CoV-2 Spike S1. Pursuant to the services agreement, we agreed to pay approximately $295,000 to Advaite for such services.
Sponsored Research Agreement with University of Colorado, Denver
In February 2021, we entered into a sponsored research agreement (the "UoC Agreement") with the Regents of the University of Colorado, for and on behalf of the University of Colorado, Denver ("UoC Denver"). The UoC Agreement was effective as of December 15, 2020. Pursuant to the UoC Agreement, UoC Denver agreed to provide certain specified research services related to viral vector formulations for targeted delivery to treat retinal diseases. As consideration for the performance of such services, we agreed to pay to UoC Denver a total of approximately $250,000. The research services are to be carried out under the direction and supervision of Dr. Kompella, a member of our Board. The UoC Agreement contains customary terms related to confidentiality, publicity rights to research results and intellectual property, and indemnification.
Employment Agreements
For information on employment arrangements and compensation for service as our officers or on our Board, see "Director Compensation" and "Executive Compensation" sections of this Proxy Statement.
Indemnification Agreements
Our Charter and Bylaws requires us to indemnify our directors and officers to the fullest extent permitted by Delaware law. We also entered into indemnity agreements with certain officers and directors. These agreements provide, among other things, that we will indemnify the officer or director, under the circumstances and to the extent provided for in the agreement, for expenses, damages, judgments, fines, and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of their position as a director, officer, or other agent of us, and otherwise to the fullest extent permitted under Delaware law and our Bylaws and Charter.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding the beneficial ownership of common stock as of April 1, 2022 by (a) each person known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock, (b) each Named Executive Officer identified in the Summary Compensation Table above, (c) each director and nominee for director, and (d) all executive officers and directors as a group.
The percentage of common stock outstanding is based on 215,631,426 shares of our common stock outstanding as of April 1, 2022. For purposes of the table below, and in accordance with the rules of the SEC, we deem shares of common stock subject to stock options or warrants that are currently exercisable or exercisable within 60 days of April 1, 2022 to be outstanding and to be beneficially owned by the person holding the stock options or warrants for the purpose of computing the percentage ownership of that person, but we do not treat them as outstanding for the purpose of computing the percentage ownership of any other person. Except as otherwise noted, each of the persons or entities in this table has sole voting and investing power with respect to all of the shares of common stock beneficially owned by them, subject to community property laws, where applicable. Except as otherwise noted below, the street address of each beneficial owner is c/o Ocugen, Inc., 263 Great Valley Parkway, Malvern, PA 19355.

	Shares Beneficially Owned
Name of Beneficial Owner	Number of Shares	Percentage
Greater than 5% Stockholders

Blackrock, Inc.(1)	12,931,131	6.00%

State Street Corporation (2)	29,153,704	13.52%

SSGA FUNDS MANAGEMENT, INC. (3)	25,207,086	11.69%

Named Executive Officers and Directors

Shankar Musunuri, Ph.D., MBA (4)	3,191,412	1.47%

Sanjay Subramanian, MBA (5)	496,494	*

Vijay Tammara, Ph.D. (6)	190,399	*

Ramesh Kumar, Ph.D. (7)	70,269	*

Junge Zhang, Ph.D. (8)	977,173	*

Uday B. Kompella, Ph.D. (9)	765,713	*

Manish Potti (10)	101,948	*

Kirsten Castillo (11)	145,769	*

Prabhavathi Fernandes, Ph.D., FIDSA (12)	62,269	*

Marna C. Whittington, Ph.D. (13)	6,910	*

All Named Executive Officers and directors as a group (11 persons) (14)	6,142,909	2.81%

* Less than 1% below
(1) Consists of 12,931,131 shares of common stock, which is based on the most recent publicly disclosed information available. The address for BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.
(2) Consists of 29,153,704 shares of common stock, which is based on the most recent publicly disclosed information available. The address for State Street Corporation is One Lincoln Street, Boston, MA 02111.
(3) Consists of 25,207,086 shares of common stock, which is based on the most recent publicly disclosed information available. The address for SSGA FUNDS MANAGEMENT, INC. is One Lincoln Street, Boston, MA 02111.

Notice of Annual Meeting of Stockholders and 2022 Proxy Statement | 41

EQUITY COMPENSATION PLAN INFORMATION
(4) Consists of (i) 406,000 shares of common stock, 7,191 shares of common stock issuable pursuant to warrants exercisable within 60 days of April 1, 2022, and 1,632,517 shares of common stock issuable pursuant to stock options exercisable within 60 days of April 1, 2022 held by Dr. Musunuri; and (ii) 1,145,299 shares of common stock and 405 shares of common stock issuable pursuant to warrants exercisable within 60 days of April 1, 2022, in each case held by KVM Holdings, LLC. Dr. Musunuri is a member and officer of KVM Holdings, LLC and has voting and investment power over the shares held by KVM Holdings, LLC.
(5) Consists of 35,591 shares of common stock and 460,903 shares issuable pursuant to stock options exercisable within 60 days of April 1, 2022.
(6) Consists of 190,399 shares of common stock issuable pursuant to stock options exercisable within 60 days of April 1, 2022.
(7) Consists of 70,269 shares of common stock issuable pursuant to stock options exercisable within 60 days of April 1, 2022.
(8) Consists of (i) 88,000 shares of common stock and 12,269 shares of common stock issuable pursuant to stock options exercisable within 60 days of April 1, 2022 held by Dr. Zhang; and (ii) 876,904 shares of common stock held by Gupiao Trust. Dr. Zhang is the beneficiary of Gupiao Trust and has voting and investment power over securities held by Gupiao Trust.
(9) Consists of (i) 550,674 shares of common stock, 354 shares of common stock issuable pursuant to warrants exercisable within 60 days of April 1, 2022, and 60,269 shares of common stock issuable pursuant to stock options exercisable within 60 days of April 1, 2022 held by Dr. Kompella; and (ii) 154,416 shares of common stock held by Kompella LLC. Dr. Kompella has voting and investment power over the shares of common stock held by Kompella LLC.
(10) Consists of (i) 45,000 shares of common stock and 27,269 shares of common stock issuable pursuant to stock options exercisable within 60 days of April 1, 2022 held by Mr. Potti; and (ii) 27,695 shares of common stock and 1,984 shares of common stock issuable pursuant to warrants exercisable within 60 days of April 1, 2022, in each case held by Scotland Parkway LLC. Mr. Potti is a managing member of Scotland Parkway LLC and has voting and investment power over securities held by Scotland Parkway LLC.
(11) Consists of 50,000 shares of common stock and 95,769 shares of common stock issuable pursuant to stock options exercisable within 60 days of April 1, 2022.
(12) Consists of 62,269 shares of common stock issuable pursuant to stock options exercisable within 60 days of April 1, 2022.
(13) Consists of (i) 5,910 shares of common stock issuable pursuant to stock options exercisable within 60 days of April 1, 2022 held by Dr. Whittington; and (ii) 1,000 shares of common stock held by Marna C. Whittington Revocable Trust. Dr. Whittington is the trustee and sole beneficiary of the Marna C. Whittington Revocable Trust.
(14) Consists of 3,380,579 shares of common stock, 9,934 shares of common stock issuable pursuant to warrants exercisable within 60 days of April 1, 2022, and 2,752,396 shares of common stock issuable pursuant to stock options exercisable within 60 days of April 1, 2022.
DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Exchange Act requires our officers, directors, and persons who own more than 10% of a registered class of our equity securities to file reports of securities ownership and changes in such ownership with the SEC. Officers, directors, and greater than 10% stockholders are also required by SEC rules to furnish us with copies of all Section 16(a) forms they file.
Based solely on a review of our records and written representations by the persons required to file such reports, management believes that all filing requirements of Section 16(a) were satisfied with respect to the 2021 fiscal year, except for a late Form 4 filed by Mr. Zhang in connection with the exercise of warrants indirectly held by Mr. Zhang on November 16, 2021, which was filed late due to an administrative error.

Notice of Annual Meeting of Stockholders and 2022 Proxy Statement | 42

ITEMS TO BE VOTED ON
ITEM 1: ELECTION OF CLASS II DIRECTORS FOR A THREE-YEAR TERM EXPIRING IN 2025
At the Annual Meeting, our stockholders will vote on the election of two Class II director nominees named in this Proxy Statement as directors, each to serve until our 2025 Annual Meeting of Stockholders and until their respective successors are elected and qualified. Our Board has unanimously nominated Uday B. Kompella, Ph.D. and Marna C. Whittington, Ph.D. for election to our Board at the Annual Meeting.
Each of the nominees has agreed to be named and to serve, and we expect each nominee to be able to serve if elected. If any nominee is unable to serve, the Nominating and Corporate Governance Committee will recommend to our Board a replacement nominee. The Board may then designate the other nominee to stand for election. If you voted for the unavailable nominee, your vote will be cast for their replacement.

OUR BOARD UNANIMOUSLY RECOMMENDS STOCKHOLDERS VOTE FOR THE ELECTION OF UDAY B. KOMPELLA, PH.D. AND MARNA C. WHITTINGTON, PH.D.

Notice of Annual Meeting of Stockholders and 2022 Proxy Statement | 43

ITEMS TO BE VOTED ON (continued)

ITEM 2: RATIFICATION OF APPOINTMENT OF ERNST & YOUNG AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2022
The Audit Committee has appointed and engaged Ernst & Young to serve as our Independent Registered Public Accounting Firm to audit our consolidated financial statements for the 2022 fiscal year and to perform audit-related services.
Stockholders are hereby asked to ratify the Audit Committee's appointment of Ernst & Young as our Independent Registered Public Accounting Firm for the 2022 fiscal year.
The Audit Committee is solely responsible for selecting our independent auditors. Although stockholder ratification of the appointment of Ernst & Young to serve as our Independent Registered Public Accounting Firm is not required by law or our organizational documents, the Board has determined that it is desirable to seek stockholders' ratification as a matter of good corporate governance in view of the critical role played by Independent Registered Public Accounting Firms in maintaining the integrity of financial controls and reporting. If the stockholders do not ratify the appointment of Ernst & Young, the Audit Committee will reconsider its selection and whether to engage an alternative Independent Registered Public Accounting Firm.
Representatives of Ernst & Young are expected to attend the Annual Meeting where they will be available to respond to appropriate questions and, if they desire, to make a statement.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF ERNST & YOUNG AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2022.

Notice of Annual Meeting of Stockholders and 2022 Proxy Statement | 44

ITEMS TO BE VOTED ON (continued)

ITEM 3: APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
We are offering our stockholders an opportunity to cast an advisory vote to approve the compensation of our Named Executive Officers, as disclosed in this Proxy Statement, pursuant to Section 14A of the Exchange Act, which was put in place by the Dodd-Frank Wall Street Reform and Consumer Protection Act enacted in July 2010 (commonly referred to as a "say-on-pay" vote). The say-on-pay vote gives you, as a stockholder, the opportunity to express your views regarding the compensation of our Named Executive Officers by voting to approve or not approve such compensation as described in this Proxy Statement. Although the vote is non-binding, our Board and our Compensation Committee value the opinion of our stockholders and will take into account the outcome of the vote when considering future executive compensation elements and the overall program design, as it relates to our Named Executive Officers. During the 2020 annual meeting, stockholders voted to hold the say-on-pay vote on an annual basis.
Our Compensation Committee believes that the objectives of our executive compensation program, as it relates to our Named Executive Officers, are appropriate for a company of our size and stage of development and that our compensation policies and practices help meet those objectives. In addition, our Compensation Committee believes that our executive compensation program, as it relates to our Named Executive Officers, achieves an appropriate balance between fixed compensation and variable incentive compensation, pays for performance, and promotes an alignment between the interests of our Named Executive Officers and our stockholders. Accordingly, we are asking our stockholders to approve the compensation of our Named Executive Officers. This advisory vote is not intended to be limited or specific to any particular element of compensation, but rather to cover the overall compensation of our Named Executive Officers, and the compensation policies and practices described in this Proxy Statement as they relate to our Named Executive Officers.
Prior to casting your vote on this proposal, you are encouraged to read this Proxy Statement, and in particular the section entitled "Executive Compensation," including the compensation tables and narrative discussion, for a more detailed discussion of our compensation philosophy, objectives, and programs.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE, ON AN ADVISORY BASIS, FOR THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

Notice of Annual Meeting of Stockholders and 2022 Proxy Statement | 45

OTHER INFORMATION
OTHER MATTERS
The Annual Meeting is called for the purposes set forth in the Notice. Our Board is not aware of any other matters to be considered by the stockholders at the Annual Meeting other than the matters described in the Notice. However, the enclosed proxy confers discretionary authority on the persons named in the proxy card with respect to matters that may properly come before the Annual Meeting and that are not known to our Board at the date this Proxy Statement was printed. It is the intention of the persons named in the proxy card to vote in accordance with their best judgment on any such matter.
REQUIREMENTS FOR SUBMISSION OF DIRECTOR NOMINATIONS AND STOCKHOLDER PROPOSALS FOR NEXT YEAR'S ANNUAL MEETING
In order to be considered for inclusion in the proxy statement for our 2023 Annual Meeting of Stockholders, stockholders interested in submitting a proposal or nominating a director for election at next year's Annual Meeting of Stockholders may do so by following the procedures prescribed in Rule 14a-8 promulgated under the Exchange Act. To be eligible for inclusion in our proxy materials, stockholder director nominations or proposals must be received at our principal executive offices no later than the close of business on December 29, 2022, which is the 120th day prior to the first anniversary we released this Proxy Statement to our stockholders for the 2022 Annual Meeting. To be included in our proxy materials, your director nomination or proposal must also comply with our Bylaws and Rule 14a-8 promulgated under the Exchange Act. If we change the date of the 2023 Annual Meeting of Stockholders by more than 30 days from the anniversary of this year's Annual Meeting, stockholder nominations or proposals must be received a reasonable time before we begin to make available the proxy materials for the 2023 Annual Meeting of Stockholders in order to be considered for inclusion in our Proxy Statement. Such proposals should be sent to Ocugen, Inc., 263 Great Valley Parkway, Malvern, PA 19355 Attention: Corporate Secretary.
Alternatively, stockholders intending to present a proposal or nominate a director for election at the 2023 Annual Meeting of Stockholders without having the proposal or nomination included in our Proxy Statement must deliver written notice of the nomination or proposal to our Corporate Secretary at our principal executive offices no earlier than February 12, 2023, which is the 75th day prior to the first anniversary of the date we released this Proxy Statement to our stockholders for the 2022 Annual Meeting, and no later than March 14, 2023, which is the 45th day prior to the first anniversary of the date we released this Proxy Statement to our stockholders for the 2022 Annual Meeting. However, if we change the date of our 2023 Annual Meeting of Stockholders by more than 30 days from the anniversary of this year's Annual Meeting, such nominations and proposals must be received no later than the close of business on the later of (a) the 90th day prior to our 2023 Annual Meeting of Stockholders and (b) the 10th day following the day we first publicly announce the date of our 2023 Annual Meeting of Stockholders. The stockholder's written notice must include certain information concerning the stockholder and each nominee and proposal, as specified in our Bylaws. If the stockholder does not also satisfy the requirements of Rule 14a-4 promulgated under the Exchange Act, the persons named as proxies will be allowed to use their discretionary voting authority when and if the matter is raised at the 2022 annual meeting of stockholders. Such nominations or proposals should be sent to Ocugen, Inc., 263 Great Valley Parkway, Malvern, PA 19355 Attention: Corporate Secretary.
STOCKHOLDER COMMUNICATIONS TO THE BOARD
Stockholders and other interested parties may communicate with the Board by writing to the Corporate Secretary, Ocugen, Inc., 263 Great Valley Parkway, Malvern, PA 19355. Communications intended for a specific director or directors should be addressed to their attention to the Corporate Secretary at the address provided above. Communications received from stockholders are forwarded directly to Board members as part of the materials mailed in advance of the next scheduled Board meeting following receipt of the communications. The Board has authorized the Corporate Secretary, at their discretion, to forward communications on a more expedited basis if circumstances warrant or to exclude a communication if it is illegal, unduly hostile or threatening, or similarly inappropriate. Advertisements, solicitations for periodical or other subscriptions, and other similar communications generally will not be forwarded to the directors.
AVAILABILITY OF MATERIALS
Our 2021 Annual Report, including the financial statements and financial statement schedules, has been filed with the SEC and provides additional information about us, which is incorporated by reference herein. Our proxy statement for our 2022 Annual Meeting and, in compliance with securities rules, our 2021 Annual Report (together, the "Proxy Materials") were mailed on April 28, 2022. In accordance with the rules of the SEC, we are advising our stockholders of the availability on the internet of our proxy materials related to our forthcoming Annual Meeting. Because we have elected to utilize the "full set delivery" option, we are delivering to all stockholders paper copies of all of the proxy materials, as well as providing access to those

Notice of Annual Meeting of Stockholders and 2022 Proxy Statement | 46

OTHER INFORMATION (continued)

proxy materials on a publicly accessible website. The Proxy Materials are available to holders of our common stock at www.proxyvote.com.

Notice of Annual Meeting of Stockholders and 2022 Proxy Statement | 47

OCUGEN, INC.
C/O BROADRIDGE
P.O. BOX 1342
BRENTWOOD, NY 11717

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** **or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/OCGN2022**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Your proxy card must be received no later than the day before the meeting date.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D84628-P71834

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

OCUGEN, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Class II Directors for a Three-Year Term Expiring in 2025	☐	☐	☐

01) Uday B. Kompella, Ph.D.
02) Marna C. Whittington, Ph.D.

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

The Board of Directors recommends you vote FOR the following proposals:

	For	Against	Abstain
2. Ratification of Appointment of Ernst & Young LLP as Ocugen, Inc.'s Independent Registered Public Accounting Firm for 2022	☐	☐	☐
3. Approval, on an advisory basis, of the compensation of Ocugen, Inc.'s named executive officers	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Proxy Statement and Form 10-K are available at www.proxyvote.com.

D84629-P71834

OCUGEN, INC.
Annual Meeting of Stockholders
June 7, 2022 8:00 AM ET
This proxy is solicited by the Board of Directors

The stockholders hereby appoint Shankar Musunuri and Jessica Crespo, or either of them, as proxies, each with the power to appoint their substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of OCUGEN, INC. that the stockholders are entitled to vote at the Annual Meeting of Stockholders, 8:00 AM ET on June 7, 2022, at www.virtualshareholdermeeting.com/OCGN2022, and any further adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side